                                                                   EXHIBIT 4.11

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                             NUEVO ENERGY COMPANY,

                           ANY SUBSIDIARY GUARANTORS

                          Named in Supplements Hereto

                                      and

                      STATE STREET BANK AND TRUST COMPANY

                                    Trustee

                                ---------------

                                   INDENTURE

                          Dated as of August 20, 1999

                                ---------------


                             Series A and Series B

                   9 1/2% Senior Subordinated Notes due 2008


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

               Reconciliation and Tie between Trust Indenture Act of 1939 and Indenture, dated as of August 20, 1999


       Trust Indenture                                                                 Indenture
         Act Section                                                                    Section

Section  310(a)(1)                ..................................................   6.7
            (a)(2)                ..................................................   6.7
            (b)                   ..................................................   6.7, 6.8, 6.9
Section  311(a)                   ..................................................   6.12
            (b)                   ..................................................   6.12
Section  312                      ..................................................   7.1
Section  313                      ..................................................   7.2
Section  314(a)                   ..................................................   7.3
            (a)(4)                ..................................................   10.8(a)
            (c)(1)                ..................................................   15.1
            (c)(2)                ..................................................   15.1
            (e)                   ..................................................   15.1
Section  315(a)                   ..................................................   6.1
            (b)                   ..................................................   6.13
            (c)                   ..................................................   6.1
            (d)                   ..................................................   6.1
Section  316(a) (last sentence)   ..................................................
            1.1 ("Outstanding")
            (a)(1)(A)             ..................................................   5.2, 5.12
            (a)(1)(B)             ..................................................   5.13
            (b)                   ..................................................   5.8
            (c)                   ..................................................   15.3(d)
Section  317(a)(1)                ..................................................   5.3
            (a)(2)                ..................................................   5.4
            (b)                   ..................................................   10.3
Section  318(a)                   ..................................................   15.10(b)



         Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.................................................2
   Section 1.1 Definitions........................................................................................2
   Section 1.2 Other Definitions.................................................................................26
   Section 1.3 Incorporation by Reference of Trust Indenture Act.................................................27
   Section 1.4 Rules of Construction.............................................................................28
ARTICLE II SECURITY FORMS........................................................................................28
   Section 2.1 Forms Generally...................................................................................28
   Section 2.2 Form of Face of Security..........................................................................29
   Section 2.3 Form of Reverse of Security.......................................................................31
   Section 2.4 Form of Notation Relating to Subsidiary Guarantees................................................37
   Section 2.5 Form of Trustee's Certificate of Authentication...................................................38
ARTICLE III THE SECURITIES.......................................................................................40
   Section 3.1 Title and Terms...................................................................................40
   Section 3.2 Denominations.....................................................................................41
   Section 3.3 Execution, Authentication, Delivery and Dating....................................................41
   Section 3.4 Temporary Securities..............................................................................42
   Section 3.5 Registration of Transfer and Exchange.............................................................43
   Section 3.6 Book-Entry Provisions for Global Securities.......................................................47
   Section 3.7 Mutilated, Destroyed, Lost and Stolen Securities..................................................47
   Section 3.8 Payment of Interest; Interest Rights Preserved....................................................48
   Section 3.9 Persons Deemed Owners.............................................................................49
   Section 3.10 Cancellation.....................................................................................49
   Section 3.11 Computation of Interest..........................................................................50
   Section 3.12 Private Placement Legend.........................................................................50
ARTICLE IV SATISFACTION AND DISCHARGE............................................................................50
   Section 4.1 Satisfaction and Discharge of Indenture...........................................................50
   Section 4.2 Application of Trust Money........................................................................51
ARTICLE V REMEDIES...............................................................................................52
   Section 5.1 Events of Default.................................................................................52
   Section 5.2 Acceleration of Maturity: Rescission and Annulment................................................53
   Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee...................................55
   Section 5.4 Trustee May File Proofs of Claim..................................................................55
   Section 5.5 Trustee May Enforce Claims Without Possession of Securities.......................................56
   Section 5.6 Application of Money Collected....................................................................56
   Section 5.7 Limitation on Suits...............................................................................57
   Section 5.8 Unconditional Right of Holders to Receive Principal Premium and Interest..........................57
   Section 5.9 Restoration of Rights and Remedies................................................................58
   Section 5.10 Rights and Remedies Cumulative...................................................................58
   Section 5.11 Delay or Omission Not Waiver.....................................................................58
   Section 5.12 Control by Holders...............................................................................58
   Section 5.13 Waiver of Past Defaults..........................................................................59
   Section 5.14 Waiver of Stay, Extension or Usury Laws..........................................................59
ARTICLE VI THE TRUSTEE...........................................................................................59
   Section 6.1 Duties of Trustee.................................................................................59
   Section 6.2 Certain Rights of Trustee.........................................................................60
   Section 6.3 Trustee Not Responsible for Recitals or Issuance of Securities....................................61
   Section 6.4 May Hold Securities...............................................................................61
   Section 6.5 Money Held in Trust...............................................................................62
   Section 6.6 Compensation and Reimbursement....................................................................62
   Section 6.7 Corporate Trustee Required; Eligibility...........................................................63
   Section 6.8 Conflicting Interests.............................................................................63
   Section 6.9 Resignation and Removal; Appointment of Successor.................................................63
   Section 6.10 Acceptance of Appointment by Successor...........................................................64
   Section 6.11 Merger, Conversion, Consolidation or Succession to Business......................................65
   Section 6.12 Preferential Collection of Claims Against Company................................................65
   Section 6.13 Notice of Defaults...............................................................................65
ARTICLE VII HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY....................................................65
   Section 7.1  Holders' Lists; Holder Communications; Disclosures Respecting Holders............................65
   Section 7.2 Reports By Trustee................................................................................66

   Section 7.3 Reports by Company................................................................................66
ARTICLE VIII CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE................................................67
   Section 8.1 Company May Consolidate, etc., Only on Certain Terms..............................................67
   Section 8.2 Successor Substituted.............................................................................68
ARTICLE IX SUPPLEMENTAL INDENTURES...............................................................................69
   Section 9.1 Supplemental Indentures Without Consent of Holders................................................69
   Section 9.2 Supplemental Indentures with Consent of Holders...................................................70
   Section 9.3 Execution of Supplemental Indentures..............................................................71
   Section 9.4 Effect of Supplemental Indentures.................................................................71
   Section 9.5 Conformity with Trust Indenture Act...............................................................71
   Section 9.6 Reference in Securities to Supplemental Indentures................................................71
   Section 9.7 Notice of Supplemental Indentures and Waivers.....................................................71
   Section 9.8 Effect on Senior Indebtedness.....................................................................71
ARTICLE X COVENANTS..............................................................................................72
   Section 10.1 Payment of Principal, Premium, if any, and Interest..............................................72
   Section 10.2  Maintenance of Office or Agency.................................................................72
   Section 10.3 Money for Security Payments to Be Held in Trust..................................................73
   Section 10.4 Corporate Existence..............................................................................74
   Section 10.5 Payment of Taxes and Other Claims................................................................74
   Section 10.6 Maintenance of Properties........................................................................75
   Section 10.7 Insurance........................................................................................75
   Section 10.8 Statement by Officers as to Default..............................................................75
   Section 10.9 Provision of Financial Information...............................................................76
   Section 10.10 Limitation on Restricted Payments...............................................................76
   Section 10.11 Limitation on Other Senior Subordinated Indebtedness............................................80
   Section 10.12 Incurrence of Indebtedness......................................................................80
   Section 10.13 Subsidiary Guarantors...........................................................................80
   Section 10.14 Limitation on Issuance and Sale of Capital Stock by Restricted Subsidiaries.....................81
   Section 10.15 Limitation on Liens.............................................................................81
   Section 10.16 Purchase of Securities Upon Change of Control...................................................82
   Section 10.17 Disposition of Proceeds of Asset Sales..........................................................84
   Section 10.18 Limitation on Transactions with Affiliates......................................................86
   Section 10.19 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries........87
   Section 10.20 Waiver of Certain Covenants.....................................................................88
   Section 10.21 Qualification of Indenture......................................................................88
ARTICLE XI REDEMPTION OF SECURITIES..............................................................................88
   Section 11.1 Right of Redemption..............................................................................88
   Section 11.2 Applicability of Article.........................................................................89
   Section 11.3 Election to Redeem; Notice to Trustee............................................................89
   Section 11.4 Selection by Trustee of Securities to Be Redeemed................................................89
   Section 11.5 Notice of Redemption.............................................................................90
   Section 11.6 Deposit of Redemption Price......................................................................90
   Section 11.7 Securities Payable on Redemption Date............................................................90
   Section 11.8 Securities Redeemed in Part......................................................................91
   Section 11.9 Purchase of Securities...........................................................................91
ARTICLE XII DEFEASANCE AND COVENANT DEFEASANCE...................................................................91
   Section 12.1 Company's Option to Effect Defeasance or Covenant Defeasance.....................................91
   Section 12.2 Defeasance and Discharge.........................................................................91
   Section 12.3 Covenant Defeasance..............................................................................92
   Section 12.4 Conditions to Defeasance or Covenant Defeasance..................................................93
   Section 12.5 Deposited Money and U.S. Government Obligations to Be Held in Trust:
                Other Miscellaneous Provisions...................................................................94
   Section 12.6 Reinstatement....................................................................................95
ARTICLE XIII SUBSIDIARY GUARANTEES...............................................................................95
   Section 13.1 Unconditional Guarantee..........................................................................95
   Section 13.2  Subsidiary Guarantors May Consolidate, etc., on Certain Terms...................................96
   Section 13.3 Release of Subsidiary Guarantors.................................................................97
   Section 13.4 Limitation of Subsidiary Guarantors' Liability...................................................98
   Section 13.5 Contribution.....................................................................................98
   Section 13.6 Execution and Delivery of Notations of Subsidiary Guarantees.....................................98
   Section 13.7 Severability.....................................................................................99

   Section 13.8 Subsidiary Guarantees Subordinated to Guarantor Senior Indebtedness..............................99
   Section 13.9 Subsidiary Guarantors Not to Make Payments with Respect to Subsidiary Guarantees in
                Certain Circumstances...........................................................................100
   Section 13.10 Subsidiary Guarantees Subordinated to Prior Payment of All Guarantor Senior Indebtedness
                 upon Dissolution, etc. ........................................................................101
   Section 13.11 Holders to be Subrogated to Rights of Holders of Guarantor Senior Indebtedness.................102
   Section 13.12 Obligations of Subsidiary Guarantors Unconditional.............................................102
   Section 13.13 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice........................103
   Section 13.14 Application by Trustee of Money Deposited with it..............................................103
   Section 13.15 Subordination Rights Not Impaired by Acts or Omissions of Subsidiary Guarantors or
                 Holders of Guarantor Senior Indebtedness.......................................................104
   Section 13.16 Holders Authorize Trustee to Effectuate Subordination of Subsidiary Guarantees.................104
   Section 13.17 Right of Trustee to Hold Guarantor Senior Indebtedness.........................................104
   Section 13.18 Article XIII Not to Prevent Events of Default..................................................105
   Section 13.19 Payment........................................................................................105
   Section 13.20 Payment Permitted If No Default................................................................105
ARTICLE XIV SUBORDINATION OF SECURITIES.........................................................................105
   Section 14.1 Securities Subordinate to Senior Indebtedness...................................................105
   Section 14.2 Payment over of Proceeds upon Dissolution, etc. ................................................106
   Section 14.3 Suspension of Payment When Senior Indebtedness in Default.......................................107
   Section 14.4 Payment Permitted If No Default.................................................................108
   Section 14.5 Subrogation to Rights of Holders of Senior Indebtedness.........................................108
   Section 14.6 Provisions Solely to Define Relative Rights.....................................................108
   Section 14.7 Trustee to Effectuate Subordination.............................................................108
   Section 14.8 No Waiver of Subordination Provision............................................................109
   Section 14.9 Notice to Trustee...............................................................................109
   Section 14.10 Reliance on Judicial Order or Certificate of Liquidating Agent Bank............................110
   Section 14.11 Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.........110
   Section 14.12 Article Applicable to Paying Agents............................................................110
   Section 14.13 No Suspension of Remedies......................................................................111
   Section 14.14 Trust Money Not Subordinated...................................................................111
ARTICLE XV MISCELLANEOUS........................................................................................111
   Section 15.1 Compliance Certificates and Opinions............................................................111
   Section 15.2 Form of Documents Delivered to Trustee..........................................................112
   Section 15.3 Acts of Holders.................................................................................112
   Section 15.4 Notices, etc. to Trustee, Company and Subsidiary Guarantors.....................................113
   Section 15.5 Notice to Holders; Waiver.......................................................................114
   Section 15.6 Effect of Headings and Table of Contents........................................................114
   Section 15.7 Successors and Assigns..........................................................................114
   Section 15.8 Separability Clause.............................................................................114
   Section 15.9 Benefits of Indenture...........................................................................114
   Section 15.10 Governing Law; Trust Indenture Act Controls....................................................115
   Section 15.11 Legal Holidays.................................................................................115
   Section 15.12 No Recourse Against Others.....................................................................115
   Section 15.13 Duplicate Originals............................................................................116
   Section 15.14 No Adverse Interpretation of Other Agreements..................................................116

Exhibit A  -  Form of Legend for Global Securities
Exhibit B  -  Transfer or Exchange Certificate
Exhibit C  -  Transferee Certificate for Institutional Accredited Investors
Exhibit D  -  Transferee Certificate for Regulation S Transfers
Exhibit E  -  Form of Supplemental Indenture
Annex A    -  Registration Rights Agreement

         THIS INDENTURE, dated as of August 20, 1999, is between NUEVO ENERGY COMPANY, a Delaware corporation (hereinafter called the "Company"), any SUBSIDIARY GUARANTORS (as defined hereinafter) that may become parties hereto and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (hereinafter called the "Trustee").

                            RECITALS OF THE COMPANY

         The Company has duly authorized the creation of a series of its debt securities denominated as its 9 1/2% Senior Subordinated Notes due 2008, Series A ( the "Series A Securities") and a second series of such debt securities denominated as its 9 1/2% Senior Subordinated Notes due 2008, Series B (the "Series B Securities" and, together with the Series A Securities, the "Securities"), of substantially the tenor and principal amounts hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         The Series A Securities are to be originally issued in an aggregate principal amount of up to $260,000,000 on the date hereof pursuant to the Refinancing; additional Series A Securities may be originally issued from time to time thereafter in an aggregate principal amount of up to $140,000,000; and Series B Securities may also be originally issued from time to time hereafter, but only in exchange for Series A Securities then outstanding, in each case pursuant to a Registration Rights Agreement in an Exchange Offer.

         The Company shall cause each of its Restricted Subsidiaries (as defined herein), prior to, or contemporaneously with, such Restricted Subsidiary's incurrence of certain obligations as set forth in this Indenture, to execute and deliver a supplement hereto pursuant to which such Restricted Subsidiary shall agree to be bound by the terms of this Indenture, as if it were an original party hereto, and to guarantee the Company's obligations under this Indenture and the Securities, thereby becoming a Subsidiary Guarantor for purposes of this Indenture.

         All things necessary have been done on the part of the Company to make the Securities, when issued and executed by the Company and authenticated and delivered by the Trustee as herein provided, the valid obligations of the Company, in accordance with their respective terms.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, without preference of one series of Securities over the other and without preference of any Securities of one series over any other Securities of the same series as a result of any different dates of their original issuance, as follows:

                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 1.1       Definitions.

         "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an acquisition of Properties from such Person or (b) outstanding at the time such Person becomes a Subsidiary of any other Person (other than any Indebtedness incurred in connection with, or in contemplation of, such acquisition or such Person becoming such a Subsidiary). Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of Properties from any Person or the date the acquired Person becomes a Subsidiary.

         "Act," when used with respect to any Holder, has the meaning specified in Section 15.3.

         "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net cash flows from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines but before any state or federal income taxes, as estimated by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net cash flows from
(A) estimated proved oil and gas reserves acquired since the date of such year-end reserve report, and (B) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development, exploitation, production or other activities, in each case calculated in accordance with SEC guidelines (but before any state or federal income taxes and utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net cash flows from (C) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report and (D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development, exploitation, production or other activities, in each case calculated in accordance with SEC guidelines (but before any state or federal income taxes and utilizing the prices utilized in such year-end reserve report); provided, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's petroleum engineers, except that in the event there is a Material Change as a result of such acquisitions, dispositions, or revisions, then the discounted future net cash flows utilized for purposes of this clause (a)(i) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers,
(ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and
(iv) the greater of (A) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements or (B) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of
(i) minority interests (other than a minority interest in a Finance Person),
(ii) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements,
(iii) to the extent included in (a)(i) above, the discounted future net cash flows, calculated in accordance with SEC guidelines (but before any state or federal income taxes and utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto and (iv) the discounted future net cash flows, calculated in accordance with SEC guidelines but before any state or federal income taxes, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net cash flows specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

         "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the Properties of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

         "Affiliate" of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or executive officer of (a) such specified Person or (b) any Person described in the preceding clause (i). For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

         "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by way of merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary held by the Company or any Restricted Subsidiary (other than directors' qualifying shares and shares owned by foreign shareholders to the extent required by applicable local laws in the foreign countries), (b) all or substantially all of the Properties of the Company or any of its Restricted Subsidiaries or (c) any other Properties of the Company or any of its Restricted Subsidiaries other than (i) a disposition of hydrocarbons or other mineral products, inventory, accounts receivable, cash, Cash Equivalents or other Property in the ordinary course of business, (ii) any lease, abandonment, disposition, relinquishment or farm-out of any oil and gas Property in the ordinary course of business, (iii) the liquidation of Property received in settlement of debts owing to the Company or any Restricted

Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to the Company or any Restricted Subsidiary in the ordinary course of business of the Company or such Restricted Subsidiary or
(iv) the issuance and sale of Qualified Capital Stock by a Finance Person. For the purposes of this definition, the term "Asset Sale" shall not include (i) any transfer of Properties which is governed by, and made in accordance with, the provisions of Article VIII hereof; (ii) any transfer of Properties to an Unrestricted Subsidiary, if permitted under Section 10.10 hereof; or (iii) any transfer, in one or a series of related transactions, of Properties having a Fair Market Value of less than $2,500,000.

         "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

         "Board of Directors" means, with respect to the Company, either the board of directors of the Company or any duly authorized committee of such board of directors, and, with respect to any Subsidiary, either the board of directors of such Subsidiary or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee, and with respect to a Subsidiary, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Subsidiary to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, New York or the City of Boston, Massachusetts, are authorized or obligated by law or executive order to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest that do not constitute Eligible Convertible Securities), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person. (For avoidance of doubt, the Capital Stock of the Company includes any Qualifying TECONS and any Eligible Convertible Securities.)

         "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any Property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-l by S&P or at least P-l by Moody's; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; (v) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (ii) above; (vi) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above but which is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that (A) all such deposits are required to be made in such accounts in the ordinary course of business, (B) such deposits do not at any one time exceed $5,000,000 in the aggregate and (C) no funds so deposited remain on deposit in such bank for more than 30 days; (vii) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above but which is a lending bank under any of the Company's or any Restricted Subsidiary's credit facilities, provided all such deposits do not exceed $5,000,000 in the aggregate at any one time; and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v).

         "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, (A) less than 50% of the total voting power of the outstanding Voting Stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange
Act) in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation, and (B) any "person" or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the surviving or resulting Person; (c) the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the Properties of the Company and the Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); (d) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;
(e) the liquidation or dissolution of the Company; or (f) so long as any Existing Notes are outstanding, any other event constituting a Change of Control pursuant to the applicable Existing Indenture.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations thereunder issued by the Internal Revenue Service.

         "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

         "Consolidated Exploration Expenses" means, for any period, exploration expenses of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the sum of Consolidated Net Income, Consolidated Interest Expense, the portion of Consolidated Exploration Expenses deducted in computing Consolidated Net Income, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, decreased (to the extent included in determining Consolidated Net Income) by the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and
(y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, to (b) the sum of such Consolidated Interest Expense for such period; provided, however, that (i) the Consolidated Fixed Charge Coverage Ratio shall be calculated on the assumption that (A) the Indebtedness to be incurred (and all other Indebtedness incurred after the first day of the relevant period of fiscal quarters under
Section 10.12 hereof through and including the date of determination) and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness), including to refinance other Indebtedness, had been incurred on the first day of such period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any Properties outside the ordinary course of business, or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the Stated Maturity thereof, in either case since the first day of such period through and including the date of determination, had been consummated on such first day of such period, (ii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with Section 10.12 hereof and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate, (iii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with
Section 10.12 hereof shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility, (iv) notwithstanding clauses (ii) and (iii) of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements, (v) in making such calculation, Consolidated Interest Expense shall exclude interest attributable to Dollar-Denominated Production Payments, and (vi) if after the first day of the period referred to in clause (a) of this definition the Company has retired any Indebtedness out of the net cash proceeds of the issue and sale of Qualified Capital Stock of the Company within 30 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period. For the purposes of Section 10.12 hereof, if the Company incurs, or permits any of its Restricted Subsidiaries to incur, any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness: (x) on any date which is on or before March 31, 2000, the Company will determine its Consolidated Fixed Charge Coverage Ratio for the full fiscal quarter or quarters, as the case may be, commencing on April 1, 1999 and ending on or before such date; and (y) on any date which is after March 31, 2000, the Company will determine its Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such date.

         "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, for any period, without duplication, (i) the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (A) any amortization of debt discount, (B) the net cost under Interest

Rate Protection Obligations (including any amortization of discounts), (C) the interest portion of any deferred payment obligation constituting Indebtedness,
(D) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (E) all accrued interest, in each case to the extent attributable to such period, (b) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period, (c) the aggregate amount of the interest component of Capitalized Lease Obligations paid (to the extent not accrued in a prior period), accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (d) the aggregate amount of dividends paid (to the extent not accrued in a prior period) or accrued on Redeemable Capital Stock of the Company and its Restricted Subsidiaries, to the extent such Redeemable Capital Stock is owned by Persons other than the Company or its Restricted Subsidiaries and to the extent such dividends are not paid in Common Stock, less (ii) to the extent included in clause (i), (a) fees and expenses associated with the Refinancing,
(b) amortization of capitalized debt issuance costs of the Company and its Restricted Subsidiaries during such period, (c) dividends on Qualifying TECONS, and (d) non-cash interest on Eligible Convertible Securities.

         "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto),
(b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries), in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions or interest on indebtedness actually paid to the Company or any of its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends, distributions or interest on indebtedness is attributable to net income (or net loss) of such Person during such period or during any prior period), (d) net income (or net loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (f) dividends paid on Qualifying TECONS, (g) non-cash interest on Eligible Convertible Securities, to the extent deducted in determining consolidated net income (or loss), (h) fees and expenses associated with the Refinancing, to the extent deducted in determining consolidated net income (or loss), (i) Consolidated Exploration Expenses and any writedowns or impairments of non-current assets (less an amount equal to the amortization on a quarterly basis of the cumulative Consolidated Exploration Expenses and writedowns or impairments of non-current assets, calculated as two and one-half percent of the cumulative net balance of such costs); and (j) solely for purposes of calculating the Consolidated Fixed Charge Coverage Ratio at any time, net gains or losses on oil and natural gas price hedging arrangements during periods ending on or prior to March 31, 2000.

         "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Company and its Restricted Subsidiaries less the amount of such stockholders' equity attributable to Redeemable Capital Stock or treasury stock of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

         "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge to the extent required as an accrual of or reserve for cash charges for any future period).

         "Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 2 Avenue de Lafayette, Boston, Massachusetts 02111-1724.

         "Credit Facility" means that certain Second Restated Credit Agreement among the Company, certain Subsidiaries of the Company, Bank of America, N.A., as Administrative Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and certain lenders named therein, as the same may be amended, modified, supplemented, extended, restated, replaced, renewed or refinanced from time to time.

         "Default" means any event that is or with the passage of time or giving of notice or both would be an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 3.8 hereof.

         "Depository" means The Depository Trust Company, its nominees and their respective successors.

         "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a Board Resolution hereunder, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

         "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Eligible Convertible Securities" means any security issued by the Company that (a) is subordinated in right of payment to the Securities, (b) has a final Stated Maturity at least 91 days after the final Stated Maturity of the Securities, and (c) by its terms or by the terms of any security into which it is convertible or by contract or otherwise requires no scheduled payments, including principal, premium, interest and fees, prior to its final Stated Maturity, other than payments payable only in shares of Common Stock issued by the Company or in options, warrants or other rights to purchase Common Stock issued by the Company.

         "Equity Offering" means a bona fide underwritten sale to the public of Common Stock of the Company pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company) that is declared effective by the Commission following the Issue Date.

         "Event of Default" has the meaning specified in Section 5.1 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

         "Exchange Offer" means the offer that may be made by the Company pursuant to a Registration Rights Agreement to exchange Series B Securities for Series A Securities.

         "Exchanged Properties" means Properties used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary in exchange for other Properties owned by it, whether directly or indirectly through the acquisition of the Capital Stock of a Person holding such Properties so that such Person becomes a Wholly Owned Restricted Subsidiary of the Company, in trade or as a portion of the total consideration for such other Properties.

         "Existing 8 7/8% Indenture" means that certain indenture dated as of June 8, 1998, among the Company, its Subsidiaries party thereto and State Street Bank and Trust Company, as Trustee, as the same may have been amended or supplemented from time to time prior to the date hereof.

         "Existing 8 7/8% Notes" means the 8 7/8% Senior Subordinated Notes due 2008, Series B issued pursuant to the Existing 8 7/8% Indenture.

         "Existing 9 1/2% Indenture" means that certain indenture dated as of April 1, 1996 among the Company, its Subsidiaries party thereto and State Street Bank and Trust Company, as Trustee, as the same may have been amended or supplemented from time to time prior to the date hereof.

         "Existing 91/2% Notes" means the 9 1/2% Senior Subordinated Notes due 2006 issued pursuant to the Existing 9 1/2% Indenture.

         "Existing Notes" means the Existing 8 7/8% Notes and the Existing 9 1/2% Notes.

         "Existing Indentures" means the Existing 8 7/8% Indenture and the Existing 9 1/2% Indenture.

         "Existing TECONS" means the Company-Obligated Mandatorily Redeemable Convertible Preferred Securities issued by Nuevo Financing I, a statutory business trust wholly owned by the Company, on December 23, 1996, in an aggregate liquidation amount of $115,000,000.

         "Fair Market Value" means the fair market value of a Property (including shares of Capital Stock) as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution, which determination shall be conclusive for purposes of this Indenture; provided, however, that unless otherwise specified herein, the Board of

Directors shall be under no obligation to obtain any valuation or assessment from any investment banker, appraiser or other third party.

         "Federal Bankruptcy Code" means the United States Bankruptcy Code of Title 11 of the United States Code, as amended from time to time.

         "Finance Person" means a Subsidiary of the Company, the Common Stock of which is owned by the Company, that does not engage in any activity other than (i) the holding of Subordinated Indebtedness with respect to which payments of interest on such Subordinated Indebtedness can, at the election of the issuer thereof, be deferred for one or more payment periods, (ii) the issuance of Qualifying TECONS and Common Stock and/or debt securities and (iii) any activity necessary, incidental or related to the foregoing.

         "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are effective on June 8, 1998.

         The term "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments or documents for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit; provided, however, that a guarantee by any Person shall not include a contractual commitment by one Person to invest in another Person provided that such Investment is otherwise permitted by this Indenture. When used as a verb, "guarantee" shall have a corresponding meaning.

         "Guarantor Senior Indebtedness" means the principal of (and premium, if any, on) and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law) and other amounts due on or in connection with (including any fees, premiums, expenses, including costs of collection, and indemnities) any Indebtedness of a Subsidiary Guarantor, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will be pari passu with or subordinated in right of payment to its Subsidiary Guarantee. Notwithstanding the foregoing, Guarantor Senior Indebtedness of a Subsidiary Guarantor shall not include (i) Indebtedness of such Subsidiary Guarantor evidenced by its Subsidiary Guarantee, (ii) Indebtedness of such Subsidiary Guarantor that is expressly pari passu with its Subsidiary Guarantee or is expressly subordinated in right of payment to any Guarantor Senior Indebtedness of such Subsidiary Guarantor or its Subsidiary Guarantee, (iii) Indebtedness of such Subsidiary Guarantor to the extent incurred in violation of Section 10.12 hereof, (iv) Indebtedness of such Subsidiary Guarantor to the Company or any of the Company's other Subsidiaries or to any Affiliate of the Company or any Subsidiary of such Affiliate and (v) Indebtedness which when incurred and without regard to any election under Section 1111(b) of the Federal Bankruptcy Code is without recourse to such Subsidiary Guarantor.

         "Holder" means a Person in whose name a Security is registered in a Security Register.

         "Indebtedness" means, with respect to any Person, without duplication,
(a) all liabilities of such Person for borrowed money or for the deferred purchase price of Property or services (excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business), and all liabilities of such Person incurred in connection with any letters of credit, bankers' acceptances or other similar credit transactions or any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock outstanding on the date of this Indenture or thereafter, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP,
(b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (c) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right to be secured by) any Lien upon Property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured), (f) all guarantees by such Person of Indebtedness referred to in this definition (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to a Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment), (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends and (h) all obligations of such Person under or in respect of currency exchange contracts, oil and natural gas price hedging arrangements and Interest Rate Protection Obligations; provided, however, that Indebtedness shall not include (i) Eligible Convertible Securities, (ii) Qualifying TECONS and (iii) Indebtedness (including guarantees thereof) relating to Qualifying TECONS and held by a Finance Person; provided further, that Indebtedness shall include debt securities issued in connection with Existing TECONS and, for purposes of Section 5.1(e) hereof only, Indebtedness shall include debt securities issued in connection with Qualifying TECONS and debt securities issued in connection with Eligible Convertible Securities. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock; provided, however, that if such Redeemable Capital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock. Subject to clause (f) of the first sentence of this definition, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

         "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Insolvency or Liquidation Proceeding" means, with respect to any Person, (a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to such Person or its creditors, as such, or its assets or (b) any liquidation, dissolution or other winding-up proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

         "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's and any of its Subsidiaries' exposure to fluctuations in interest rates.

         "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. In addition, in the event an Unrestricted Subsidiary is designated as a Restricted Subsidiary, then there shall be deemed to be a return of an "Investment" in the amount of the lesser of (i) the book value of the Investments previously made in such Unrestricted Subsidiary that were treated as Restricted Payments, and (ii) the Fair Market Value of the net assets of such Unrestricted Subsidiary at such time. "Investments" shall exclude (a) extensions of trade credit under a joint operating agreement or otherwise in the ordinary course of business, workers' compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business, (b) Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness or any other Indebtedness incurred in compliance with Section 10.12 hereof, but only to the extent that the stated aggregate notional amounts of such Interest Rate Protection Obligations do not exceed

105% of the aggregate principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate, (c) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section
10.17 hereof and (d) endorsements of negotiable instruments and documents in the ordinary course of business.

         "Issue Date" means the date on which the Offered Securities were first issued under this Indenture.

         "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any Property of any kind. A Person shall be deemed to own subject to a Lien any Property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "Liquid Securities" means securities (i) of an issuer that is not an Affiliate of the Company and (ii) that are publicly traded on the New York Stock Exchange, the American Stock Exchange, the Toronto Stock Exchange, the Australian Stock Exchange, the London Stock Exchange or the Nasdaq National Market; provided that securities meeting the requirements of clauses (i) and
(ii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (x) the date on which such securities (or securities exchangeable for, or convertible into, such securities) are sold or exchanged for cash or Cash Equivalents and (y) 180 days following the date of receipt of such securities. If such securities (or securities exchangeable for, or convertible into, such securities) are not sold or exchanged for cash or Cash Equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of Section 10.17(a) hereof, such securities shall be deemed not to have been Liquid Securities until 181 days following the date of receipt of such securities.

         "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 30% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by a nationally recognized firm of independent petroleum engineers and on which a report or reports exist and
(ii) any disposition of properties held at the beginning of such quarter that have been disposed of in compliance with Section 10.17 hereof.

         "Material Subsidiary" means, at any particular time, any Restricted Subsidiary that, together with its Subsidiaries, (a) accounted for more than 5% of the consolidated revenues of the Company and its Restricted Subsidiaries for the most recently completed fiscal year of the Company, or (b) was the owner of more than 5% of the consolidated assets of the Company and its Restricted Subsidiaries at the end of such fiscal year, all as shown in the case of (a) and (b) on the consolidated financial statements of the Company and its Restricted Subsidiaries for such fiscal year.

         "Maturity" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the Property subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Cash Proceeds.

         "Net Working Capital" means (i) all current assets of the Company and its Restricted Subsidiaries, less (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in consolidated financial statements of the Company prepared in accordance with GAAP.

         "Non-payment Event of Default" means any event (other than a Payment Event of Default), the occurrence of which (with or without notice or the passage of time) entitles one or more Persons to accelerate the maturity of any Specified Senior Indebtedness.

         "Non-Recourse Purchase Money Indebtedness" means (i) Indebtedness (other than Capital Lease Obligations) of the Company or any Restricted Subsidiary incurred in connection with the acquisition by the Company or such Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations) and (ii) any renewals and refinancings of such Indebtedness; provided that the holders of such Indebtedness described in clauses (i) and (ii) agree that they will look solely to the fixed assets so acquired which secure such Indebtedness (subject to customary exceptions such as indemnifications for environmental, title, fraud and other matters), and neither the Company nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets).

         "Offered Securities" has the meaning set forth in Section 3.1 hereof.

         "Officer" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

         "Oil and Gas Business" means (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon Properties, (ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or Properties, (iii) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith, (iv) any power generation and electrical transmission business in a jurisdiction outside of North America where fuel required by such business is supplied, directly or indirectly, from production reserves substantially from blocks in which the Company or its Restricted Subsidiaries participate and (v) any activity necessary, appropriate or incidental to the activities described in the foregoing clauses (i) through (iv) of this definition.

         "OPIC Facility" means that certain Finance Agreement dated December 28, 1994, among The Nuevo Congo Company, The Congo Holding Company, and the Overseas Private Investment Corporation, as such agreement may be amended, modified, supplemented, extended, restated, replaced, renewed or refinanced from time to time in one or more credit agreements, loan agreements, instruments or similar agreements, as such may be further amended, modified, extended, restated, replaced, renewed or refinanced.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company (or any Subsidiary Guarantor), including an employee of the Company (or any Subsidiary Guarantor), and who shall be reasonably acceptable to the Trustee.

         "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Securities, except to the extent provided in Sections
         12.2 and 12.3 hereof, with respect to which the Company has effected legal defeasance or covenant defeasance as provided in Article XII hereof; and

                  (iv) Securities which have been paid pursuant to Section 3.7 hereof or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company, any Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Subsidiary Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, any Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Subsidiary Guarantor or such other obligor.

         "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Securities, including, without limitation, the Existing Notes.

         "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Securities on behalf of the Company.

         "Payment Event of Default" means any default in the payment or required prepayment of principal of (or premium, if any, on) or interest on any Specified Senior Indebtedness when due (whether at final maturity, upon scheduled installment, upon acceleration or otherwise).

         "Permitted Guarantor Junior Securities" means with respect to any Subsidiary Guarantor, equity securities or subordinated debt securities of such Subsidiary Guarantor or any successor obligor with respect to its Guarantor Senior Indebtedness provided for by a plan of reorganization or readjustment that, in the case of any such subordinated debt securities, are subordinated in right of payment to all Guarantor Senior Indebtedness of such Subsidiary Guarantor or successor obligor that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Subsidiary Guarantee of such Subsidiary Guarantor is so subordinated as provided in this Indenture.

         "Permitted Indebtedness" means any of the following:

                  (i) Indebtedness under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $400,000,000, less (1) any amounts of principal of such Indebtedness repaid pursuant to clause (b)(i)(A) of Section 10.17 hereof, and (2) any amount of principal of such Indebtedness that was refinanced pursuant to, and that could only be refinanced pursuant to, clause (x) of this definition; or (B) the borrowing base thereunder, less, in the event that the Company incurs additional Indebtedness by refinancing Indebtedness under the Credit Facility on any date, pursuant to, and that could only be refinanced pursuant to, clause (x) of this definition, twenty-five percent of the aggregate amount of principal of such Indebtedness, until, and only until, the Consolidated Fixed Charge Coverage Ratio for any period of four full fiscal quarters ending after such date is at least 2.5 to 1.0, provided that both subclauses (A) and (B) shall include any guarantee of any such Indebtedness and any fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Indebtedness;

                  (ii) Indebtedness under the Offered Securities and any Subsidiary Guarantees relating thereto or to any other Securities;

                  (iii) Indebtedness outstanding on June 8, 1998, including, without limitation, the Existing Notes (and not repaid or defeased with the proceeds of the offering of the Securities) and additional Indebtedness permitted to be incurred pursuant to commitments existing under the OPIC Facility on June 8, 1998;

                  (iv) obligations of the Company or a Restricted Subsidiary pursuant to Interest Rate Protection Obligations, but only to the extent that the stated aggregate notional amounts of such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations; obligations under currency exchange contracts entered into in the ordinary course of business; and hedging arrangements that the Company or a Restricted Subsidiary enters into in the ordinary course of business for the purpose of protecting its production against fluctuations in oil or natural gas prices;

                  (v) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary or a Finance Person and Indebtedness of a Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary or a Finance Person; provided, however, that upon any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or such Finance Person ceasing to be a Finance Person, as the case may be, or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Restricted Subsidiary or a Finance Person), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of Section 10.12 at the time the Wholly Owned Restricted Subsidiary or Finance Person in question ceased to be a Wholly Owned Restricted Subsidiary or Finance Person, as the case may be;

                  (vi) in-kind obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

                  (vii) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guaranties and letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

                  (viii) any guarantee of Senior Indebtedness or Guarantor Senior Indebtedness incurred in compliance with Section 10.12 hereof, by a Restricted Subsidiary or the Company;

                  (ix)     Non-Recourse Purchase Money Indebtedness;

                  (x) any renewals, substitutions, exchanges, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company or a Restricted Subsidiary of any Indebtedness incurred pursuant to the provisions of Section 10.12 (excluding Permitted Indebtedness) or pursuant to clause (i), (ii) or (iii) of this definition, including any successive refinancings by the Company or such Restricted Subsidiary, so long as (A) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing, (B) in the case of any refinancing of Indebtedness of the Company that is not Senior Indebtedness, such new Indebtedness is either pari passu with the Securities or subordinated to the Securities at least to the same extent as the Indebtedness being refinanced, (C) in the case of any refinancing of Indebtedness pursuant to clause (i) of this definition, such new Indebtedness is either Pari Passu Indebtedness or Subordinated Indebtedness and has a final Stated Maturity of at least 91 days after the final Stated Maturity of the Securities and (D) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity equal to or later than the final Stated Maturity of the Indebtedness being refinanced; and

                  (xi) any additional Indebtedness in an aggregate principal amount not in excess of $25,000,000 at any one time outstanding.

         "Permitted Investments" means any of the following: (i) Investments in Cash Equivalents; (ii) Investments in the Company or any of its Restricted Subsidiaries; (iii) Investments in an amount not to exceed $10,000,000 at any one time outstanding; (iv) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (A) such other Person becomes a Restricted Subsidiary or

(B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its Properties to, the Company or a Restricted Subsidiary; (v) Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit a Person to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including, without limitation, (A) ownership interests in oil and gas properties or gathering systems and (B) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties (including Unrestricted Subsidiaries); (vi) entry into any hedging arrangements in the ordinary course of business for the purpose of protecting the Company's or any Restricted Subsidiary's production against fluctuations in oil or natural gas prices; (vii) entry into any currency exchange contract in the ordinary course of business; (viii) Investments in obligations or securities received as a result of any Asset Sale; (ix) advances and loans to officers, directors and employees of the Company or any Restricted Subsidiary in the ordinary course of business; (x) Investments pursuant to any agreement or obligation in effect on June 8, 1998; (xi) Investments in obligations or securities received in settlement of debts owing to the Company or a Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or a Restricted Subsidiary, in each case as to debt owing to the Company or a Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary; and (xii) contributions to Unrestricted Subsidiaries of the Company's interests in 24 undeveloped federal leases offshore California, known as the COOGER acreage, included in seven units (Bonita, Sword, Point Sal, Gato Canyon, Lion Rock, Purisina Point and Santa Maria).

         "Permitted Junior Securities" means any equity securities or subordinated debt securities of the Company or any successor obligor with respect to the Senior Indebtedness provided for by a plan of reorganization or readjustment that, in the case of any such subordinated debt securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same degree as, or to a greater extent than, the Securities are so subordinated as provided in this Indenture.

         "Permitted Liens" means the following types of Liens:

                  (a) Liens existing as of June 8, 1998 (except to the extent such Liens secure Indebtedness that was repaid or defeased with proceeds of the offering of the Existing 8 7/8% Notes), and any renewal, extension, refunding, exchange or refinancing of any such Lien provided that thereafter such Lien extends only to the Properties that were subject to such Lien prior to the renewal, extension, refunding, exchange or refinancing thereof;

                  (b) Liens securing the Securities or the Subsidiary Guarantees; and

                  (c) Liens in favor of the Company.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Security" of any particular Security means every previous Security, including any Security of a different series, evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.7 hereof in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

         "Private Placement Legend" means the legend initially set forth in
Section 2.2 hereof.

         "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

         "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock and, with respect to the Company, Qualified Capital Stock includes, without limitation, any Qualifying TECONS and any Eligible Convertible Securities.

         "Qualified Institutional Buyer" has the meaning attributed thereto in Rule 144A under the Securities Act.

         "Qualifying TECONS" means preferred trust securities or similar securities issued by a Finance Person after June 8, 1998.

         "Record Date" means a Regular Record Date or a Special Record Date.

         "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided, that Redeemable Capital Stock shall not include any security by virtue of the fact that it may be exchanged or converted at the option of the holder, or at the option of the Company, into Common Stock of the Company.

         "Redemption Date," when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Refinancing" means the exchange offers, consent solicitations and related transactions involved in the exchange of the Offered Securities for Existing 9 1/2% Notes and Existing 8 7/8% Notes pursuant to the Company's Confidential Memorandum dated July 13, 1999, as supplemented.

         "Registration Default" has the meaning ascribed thereto in a Registration Rights Agreement.

         "Registration Rights Agreement" means (a) the Registration Agreement, dated as of August 20, 1999, by and among the Company and Bank of America Securities LLC and Salomon Smith Barney Inc., as co-dealer managers, relating to the Offered Securities, a copy of which is attached hereto as Annex A, and
(b) any similar agreement that the Company may enter into in relation to any other Series A Securities, in each case as such agreement may be amended, modified or supplemented from time to time.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Regulation S" means Regulation S under the Securities Act.

         "Resale Restriction Termination Date" means, in relation to any particular Series A Securities, the date which is two years after the later of the date of original issue of such Series A Securities and the last date that the Company or any Affiliate thereof was the owner of such Series A Securities (or any Predecessor Securities).

         "Responsible Officer," when used with respect to the Trustee, means any officer in the Corporate Trust Department of the Trustee, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of this Indenture, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of this Indenture.

         "Rule 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Series A Securities or Series B Securities authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor act thereto.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5 hereof.

         "Senior Indebtedness" means the principal of (and premium, if any, on) and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law) and other amounts due on or in connection with (including any fees, premiums, expenses, including costs of collection, and indemnities) any Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will be pari passu with or expressly subordinated in right of payment to the Securities. Notwithstanding the foregoing, "Senior Indebtedness" will not include (A) Indebtedness evidenced by the Securities, (B) Indebtedness of the Company that is Pari Passu Indebtedness or is expressly subordinated in right of payment to any other Indebtedness of the Company, (C) Indebtedness that is represented by Redeemable Capital Stock,
(D) Indebtedness of the Company to the extent incurred in violation of Section
10.12 hereof, (E) Indebtedness of the Company to any Subsidiary of the Company or any other Affiliate of the Company or any subsidiary of such Affiliate and
(F) Indebtedness which when incurred and without regard to any election under
Section 1111(b) of the Federal Bankruptcy Code is without recourse to the Company.

         "Series A Securities" has the meaning stated in the first recital of this Indenture and includes the Offered Securities.

         "Series B Securities" has the meaning stated in the first recital of this Indenture.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.8 hereof.

         "Specified Guarantor Senior Indebtedness" means, with respect to a Subsidiary Guarantor, (a) all Guarantor Senior Indebtedness of such Subsidiary Guarantor in respect of the Credit Facility and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancings or replacements (each, for purposes of this definition, a "refinancing") thereof by such Subsidiary Guarantor, including any successive refinancings thereof by such Subsidiary Guarantor, and (b) any other Guarantor Senior Indebtedness and any refinancings thereof having a principal amount of at least $10,000,000 as of the date of determination and provided that the agreements, indentures or other instruments evidencing such Guarantor Senior Indebtedness or pursuant to which such Guarantor Senior Indebtedness was issued specifically designates such Guarantor Senior Indebtedness as "Specified Guarantor Senior Indebtedness" for purposes of this Indenture. For purposes of this definition, a refinancing of any Specified Guarantor Senior Indebtedness shall be treated as Specified Guarantor Senior Indebtedness only if the Indebtedness issued in such refinancing ranks or would rank pari passu with the Specified Guarantor Senior Indebtedness refinanced and only if the Indebtedness issued in such refinancing is permitted under Section 10.12 hereof.

         "Specified Property Sales" means the sales of any of the Company's and its Restricted Subsidiaries', (i) East Texas oil and gas properties sold in January, 1999 for approximately $192,000,000, and (ii) real properties, other than the Company's and its Restricted Subsidiaries' mineral interests, owned on the date of this Indenture and located in the Counties of Fresno, Kern, Kings, Los Angeles, Orange, Santa Barbara and Ventura in the State of California.

         "Specified Senior Indebtedness" means (a) all Senior Indebtedness of the Company in respect of the Credit Facility and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancings, or replacements (each, for purposes of this definition, a "refinancing") thereof by the Company, including any successive refinancings thereof by the Company and (b) any other Senior Indebtedness and any refinancings thereof by the Company having a principal amount of at least $10,000,000 as of the date of determination and provided that the agreements, indentures or other instruments evidencing such Senior Indebtedness or pursuant to which such Senior Indebtedness was issued specifically designates such Senior Indebtedness as "Specified Senior Indebtedness" for purposes of this Indenture. For purposes of this definition, a refinancing of any Specified Senior Indebtedness shall be treated as a Specified Senior Indebtedness only if the Indebtedness issued in such refinancing ranks or would rank pari passu with the Specified Senior Indebtedness refinanced and only if Indebtedness issued in such refinancing is permitted by Section 10.12 hereof.

         "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and, when used with respect to any other Indebtedness or any installment of interest thereon, means the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

         "Subordinated Indebtedness" means Indebtedness of the Company which is expressly subordinated in right of payment to the Securities.

         "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions).

         "Subsidiary Guarantee" has the meaning specified in Section 13.1 hereof.

         "Subsidiary Guarantor" means, unless and until released from its Subsidiary Guarantor pursuant to Section 13.3 hereof, each of (i) the Company's Restricted Subsidiaries, if any, executing a supplemental indenture in compliance with the provisions of Section 10.13(a) hereof and (ii) any Person that becomes a successor guarantor of the Securities in compliance with the provisions of Section 13.2 hereof.

         "Torch Agreement" means, collectively, (i) Master Services Agreement among the Company and Torch Energy Advisors Incorporated, Torch Operating Company, Torch Energy Marketing, Inc., and Novistar, Inc., effective January 1, 1999; (ii) Field Operating Services Agreement between the Company and Torch Operating Company, effective January 1, 1999; (iii) Oil and Gas Administration Services Agreement between the Company and Novistar, Inc., effective January 1, 1999; (iv) Land Leasing Services Agreement between the Company and Torch Energy Advisors Incorporated, effective January 1, 1999; (v) Natural Gas Marketing Services Agreement between the Company and Torch Energy Marketing, Inc., effective January 1, 1999; (vi) Crude Oil Marketing Services Agreement between the Company and Torch Energy Marketing, Inc., effective January 1, 1999; (vii) Human Resources and Office Administration Services Agreement between the Company and Torch Energy Advisors Incorporated, effective January 1, 1999; and
(viii) Corporate Administration Services Agreement between the Company and Torch Energy Advisors Incorporated, effective January 1, 1999, in each case, as the same may have been modified or amended from time to time prior to the date of this Indenture.

         "Transfer Restricted Security" has the meaning attributed thereto in a Registration Rights Agreement; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether or not any Security is a Transfer Restricted Security.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and in force at the date as of which this Indenture is qualified under the TIA, except as provided in Section 9.5 hereof.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Unrestricted Subsidiary" means (i) The Congo Holding Company, The Nuevo Congo Company, Nuevo Tunisia Ltd. and Nuevo Congo Ltd., (ii) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as (a) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary; (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;
(c) neither the Company nor any Restricted Subsidiary has made an Investment in such Subsidiary unless such Investment was made pursuant to, and in accordance with, Section 10.10 hereof (other than Investments of the type described in clauses (iv) or (xii) of the definition of Permitted Investments); and (d) such designation shall not result in the creation or imposition of any Lien on any of the Properties of the Company or any Restricted Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with Section 10.15 hereof); provided, however, that with respect to clause (a), the Company or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if (x) such liability constituted a Permitted Investment or a Restricted Payment permitted by Section 10.10 hereof, in each case at the time of incurrence, or (y) the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation,
(i) no Default or Event of Default shall have occurred and be continuing, (ii) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 10.12 hereof and (iii) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 10.15 hereof.

         "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

         Section 1.2       Other Definitions.

                                                                                                  Defined
                                               Term                                            in Section
                                               ----                                            ----------
        "Agent Members"..............................................................                 3.6
        "Change of Control Notice"...................................................            10.16(b)
        "Change of Control Offer"....................................................            10.16(a)
        "Change of Control Purchase Date"............................................            10.16(a)
        "Change of Control Purchase Price"...........................................            10.16(a)
        "Defaulted Interest".........................................................                 3.8

                                                                                                  Defined
                                               Term                                            in Section
                                               ----                                            ----------
        "Excess Proceeds"............................................................            10.17(b)
        "Funding Guarantor"..........................................................                13.5
        "Global Security"............................................................                 2.1
        "Net Proceeds Deficiency"....................................................            10.17(c)
        "Net Proceeds Offer".........................................................            10.17(c)
        "Net Proceeds Payment Date"..................................................            10.17(c)
        "Offered Price"..............................................................            10.17(c)
        "Pari Passu Indebtedness Amount".............................................            10.17(c)
        "Pari Passu Offer"...........................................................            10.17(c)
        "Payment Amount".............................................................            10.17(c)
        "Payment Blockage Notice"....................................................             14.3(b)
        "Payment Blockage Period"....................................................             14.3(b)
        "Permitted Consideration"....................................................            10.17(a)
        "Physical Securities"........................................................                 2.1
        "Purchase Notice"............................................................            10.17(c)
        "Restricted Payment".........................................................            10.10(a)
        "Special Interest"...........................................................                 3.1
        "Subsidiary Guarantor Non-Payment Default"...................................             13.9(b)
        "Subsidiary Guarantor Payment Default".......................................             13.9(a)
        "Subsidiary Guarantor Payment Notice"........................................             13.9(b)
        "Surviving Entity"...........................................................              8.1(a)
        "Trigger Date"...............................................................            10.17(c)
        "U.S. Government Obligations"................................................             12.4(a)

Section 1.3       Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities,

         "indenture security holder" means a Holder,

         "indenture to be qualified" means this Indenture,

         "indenture trustee" or "institutional trustee" means the Trustee, and

         "obligor" on the indenture securities means the Company or any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

         Section 1.4    Rules of Construction.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

         (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

         (d) the masculine gender includes the feminine and the neuter;

         (e) when used with reference to the Securities, the expression "of like tenor" refers to Securities of the same series; and

         (f) references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Indenture.

                                   ARTICLE II

                                 SECURITY FORMS

         Section 2.1    Forms Generally.

         The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or notations of Subsidiary Guarantees, as the case may be, as evidenced by their execution of such Securities or notations of Subsidiary Guarantees, as the case may be.

         Securities (including the notations thereon relating to the Subsidiary Guarantees, if any, and the Trustee's certificate of authentication) offered and sold shall be issued initially in the form of one or more permanent global Securities substantially in the form set forth in Sections 2.2 through 2.5 hereof (each being herein called a "Global Security") deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. To the extent required by the rules and procedures of the Depository, Series A Securities initially issued in reliance on Regulation S, Rule 144A or another exemption from the registration requirements of the Securities Act shall be represented by separate Global Securities. Subject to the limitation set forth in Section 3.1, the principal amounts of the Global Securities may be increased or decreased from time to time by adjustments made on the records of the Trustee as custodian for the Depository, as hereinafter provided.

         Securities (including the notations thereon relating to the Subsidiary Guarantees, if any, and the Trustee's certificate of authentication) exchanged for beneficial interests in a Global Security as described in Section 3.6 shall be issued in the form of permanent certificated securities in registered form in substantially the form set forth in Sections 2.2 through 2.5 hereto ("Physical Securities").

         The Series A Securities and the Series B Securities, the notations thereon relating to the Subsidiary Guarantees, if any, and the Trustee's certificate of authentication shall be in substantially the respective forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, CUSIP or other numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities or notations of Subsidiary Guarantees, as the case may be, as evidenced by their execution of the Securities or notations of Subsidiary Guarantees, as the case may be. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. In addition to the requirements of Section 2.3, the Securities may also have set forth on the reverse side thereof a form of assignment and forms to elect purchase by the Company pursuant to Section 10.16 or 10.17 hereof.

         Section 2.2       Form of Face of Security.

         [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES

ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S, THE INITIAL PURCHASERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.](1)

                              NUEVO ENERGY COMPANY

             9 1/2% Senior Subordinated Note due 2008, Series ____

No._____                                                          $____________

                                                        CUSIP No. 670509 ______

         Nuevo Energy Company, a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________ or registered assigns the principal sum of _________ Dollars [(or such lesser amount as may be shown on the Schedule of Exchanges attached hereto)](2) on June 1, 2008, at the office or agency of the Company referred to below, and to pay interest thereon, commencing on ______________ and continuing semiannually thereafter, on June 1 and December 1 in each year, from _____________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 9 1/2 % per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. [The Company also promises to pay any Special Interest required by a Registration Rights Agreement, upon the conditions, at the rates and for the periods specified therein.](3) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the Security Register at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the Security Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other

---------------------

         (1) This legend should only be included on a Transfer Restricted Security.

         (2) This clause should be included only in a Global Security.

         (3) This sentence should be included only in a Series A Security.

lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. [Accrued but unpaid interest on any Series A Security that is exchanged for a Series B Security pursuant to an Exchange Offer should be paid on the first Interest Payment Date on the Series B Securities.](4)

         Payment of the principal of (and premium, if any, on) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made on Physical Securities at the option of the Company on or before the due date by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                     NUEVO ENERGY COMPANY
[SEAL]
                                     By:
                                        --------------------------------------
                                        Title:

Attest:


------------------------------------
Title:

         Section 2.3    Form of Reverse of Security.

         This Security is one of a duly authorized issue of securities of the Company designated as its 9 1/2% Senior Subordinated Notes due 2008, Series ___ (herein called the "Series ___ Securities" and, together with the Series ___ Securities, the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $400,000,000 at any time Outstanding, which may be issued under an indenture (herein called the "Indenture") dated as of August [ - ], 1999, between the Company and State Street Bank and Trust Company (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, any Subsidiary Guarantors party thereto, the Trustee and the Holders of the
--------------------------

         (4) This sentence should be included only in a Series A Security.

Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (iii) appoints the Trustee as his attorney-in-fact for such purpose.

         The Securities are subject to redemption, at the option of the Company, in whole or in part, at any time on or after June 1, 2003, upon not less than 30 or more than 60 days' notice at the following Redemption Prices (expressed as percentages of principal amount) set forth below if redeemed during the 12-month period beginning June 1, of the years indicated below:

                 Year                                                                     Redemption
                 ----                                                                       Price
                                                                                          ----------
                 2003........................................................                104.750
                 2004........................................................                103.167
                 2005........................................................                101.583
                 2006 and thereafter.........................................                100.000%

together in the case of any such redemption with accrued and unpaid interest, if any, to the Redemption Date, all as provided in the Indenture.

         Notwithstanding the foregoing, prior to June 1, 2001 the Company may, at any time or from time to time, redeem up to 33 1/3% of the aggregate principal amount of the Securities originally issued (excluding, for this purpose, any Series B Securities issued in exchange for Series A Securities) at a Redemption Price of 109.5% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, with the net proceeds of one or more Equity Offerings of the Company, provided that at least 66 2/3% of the aggregate principal amount of the Securities originally issued (excluding, for this purpose, any Series B Securities issued in exchange for Series A Securities) remains Outstanding after the occurrence of such redemption and provided, further, that such redemption shall occur not later than 90 days after the date of the closing of any such Equity Offering.

         In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

         The Securities do not have the benefit of any mandatory redemption or sinking fund obligations.

         In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase, on a Business Day not more than 60 or less than 30 days following the mailing of a notice of the occurrence of a Change of Control of the Company, all of the then Outstanding Securities at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the Change of Control Purchase Date, all as provided in the Indenture.

         In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Securities at a purchase price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest to the Net Proceeds Payment Date.

         Holders of Securities that are the subject of an offer to purchase their securities from the Company may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" below.

         As set forth in the Indenture, an Event of Default is generally (i) failure to pay principal upon maturity, redemption or otherwise (including pursuant to a Change of Control Offer or a Net Proceeds Offer); (ii) default for 30 days in payment of interest on any of the Securities; (iii) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets or the failure to make or consummate a Change of Control Offer or a Net Proceeds Offer; (iv) failure for 60 days after notice to comply with any other covenants in the Indenture, any Subsidiary Guarantee or the Securities; (v) certain payment defaults under, and the acceleration prior to the maturity of, certain Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount in excess of $10,000,000 (or $40,000,000 in the case of Non-Recourse Purchase Money Indebtedness); (vi) the failure of any Subsidiary Guarantee to be in full force and effect or otherwise to be enforceable (except as permitted by the Indenture); (vii) certain final judgments or orders against the Company or any Restricted Subsidiary in an aggregate amount of more than $10,000,000 over the coverage under applicable insurance policies which remain unsatisfied and either become subject to commencement of enforcement proceedings or remain unstayed for a period of 60 days; and (viii) certain events of bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary, the principal amount of the Securities will become due and payable immediately without further action or notice, and (ii) in the case of an Event of Default which relates to certain payment defaults or acceleration with respect to certain Indebtedness, any such Event of Default and any consequential acceleration of the Securities will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration. No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice from such Holder of an Event of Default and written request by Holders of at least 25% in aggregate principal amount of the Outstanding Securities, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Security by the Holder thereof. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file annual and quarterly reports with the Trustee as to the absence or existence of defaults.

         The Indenture contains provisions for (i) defeasance at any time of the entire indebtedness of the Company on this Security and (ii) discharge from certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and any Subsidiary Guarantors and the rights of the Holders under the Indenture at any time by the Company, such Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security. Without the consent of any Holder, the Company, any Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to add or release any Subsidiary Guarantor pursuant to the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities and to make certain other specified changes and other changes that do not adversely affect the interests of any Holder in any material respect.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $10 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         A director, officer, employee, incorporator, stockholder or Affiliate of the Company or any Subsidiary Guarantor, as such, past, present or future shall not have any personal liability under this Security or the Indenture by reason of his or its status as such director, officer, employee, incorporator, stockholder or Affiliate, or any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting this Security with the notation of Subsidiary Guarantee endorsed hereon, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security with the notation of Subsidiary Guarantee endorsed hereon.

         Prior to the time of due presentment of this Security for registration of transfer, the Company, any Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, any Subsidiary Guarantors, the Trustee nor any agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 1021 Main Street, Suite 2100, Houston, Texas 77002.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identifying information printed hereon.

         Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         This Security shall be governed by and construed in accordance with the laws of the State of New York.

                                ASSIGNMENT FORM

         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint___________________________________to transfer this Security on the books of the Company. The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date:
     ------------------------
                              Your Signature:
                                             ----------------------------------
                              (Sign exactly as your name appears on the face of this Security)

                              Signature Guarantee:
                                                  -----------------------------
                                                  (By an institution that is a
                                                  member of the Signature
                                                  Guarantee Medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 10.16 or 10.17 of the Indenture, check the box below:

         Section 10.16                      Section 10.17

         If you want to elect to have only part of the Security purchased by the Company pursuant to Section 10.16 or Section 10.17 of the Indenture, state the amount you elect to have purchased: $___________

Date:
     ------------------------
                              Your Signature:
                                             ----------------------------------
                              (Sign exactly as your name appears on the face of this Security)

                              Soc. Sec. or Tax Identification No.:
                                                                  -------------

                              Signature Guarantee:
                                                  -----------------------------
                                                  (By an institution that is a
                                                  member of the Signature
                                                  Guarantee Medallion program)

                     SCHEDULE OF EXCHANGES OF SECURITIES(5)

THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL SECURITY FOR OTHER SECURITIES HAVE BEEN MADE:


                                                                          Principal Amount
                        Amount of decrease      Amount of increase         of this Global           Signature of
                           in Principal            in Principal          Security following      authorized officer
                          Amount of this          Amount of this          such decrease (or         of Trustee or
 Date of Exchange         Global Security         Global Security             increase)          Security Custodian
-------------------     --------------------    --------------------     --------------------    --------------------

         Section 2.4       Form of Notation Relating to Subsidiary Guarantees.

         The form of notation to be set forth on each Security relating to the Subsidiary Guarantees, if any, shall be in substantially the following form:

                             SUBSIDIARY GUARANTEES

         Subject to the limitations set forth in the Indenture, all Subsidiary Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each being hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor Subsidiary Guarantor under the Indenture) that may become party to the Indenture after the execution and delivery thereof, have, jointly and severally, unconditionally guaranteed
(a) the due and punctual payment of the principal (and premium, if any) of and interest on the Securities, whether at maturity, acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

         The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.


-----------------------
         (5) This should be included only if the Security is issued in global form.

         The obligations of the Subsidiary Guarantors to the Holders or the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly subordinate to all Guarantor Senior Indebtedness to the extent set forth in
Article XIII of the Indenture and reference is made to such Indenture for the precise terms of such subordination.

         No stockholder, officer, director, employee, incorporator or Affiliate as such, past, present or future, of any Subsidiary Guarantor shall have any personal liability under its Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director, employee, incorporator or Affiliate, or any liability for any obligations of any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.

         Any Subsidiary Guarantor may be released from its Subsidiary Guarantee upon the terms and subject to the conditions provided in the Indenture.

         All terms used in this notation of Subsidiary Guarantee which are defined in the Indenture referred to in this Security upon which this notation of Subsidiary Guarantees is endorsed shall have the meanings assigned to them in such Indenture.

         The Subsidiary Guarantees shall be binding upon the Subsidiary Guarantors and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee respecting the Security upon which the foregoing Subsidiary Guarantees are noted, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

         The Subsidiary Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which the foregoing Subsidiary Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                        [SUBSIDIARY GUARANTORS]



                                        By:
                                           ------------------------------------


         Section 2.5   Form of Trustee's Certificate of Authentication.

         The Trustee's certificate of authentication shall be in substantially the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities referred to in the within mentioned Indenture.


Dated:                          State Street Bank and Trust Company, as Trustee
       --------------------

                                        By:
                                           ------------------------------------
                                                   Authorized Signatory

                                  ARTICLE III

                                 THE SECURITIES

         Section 3.1       Title and Terms.

         The aggregate principal amount of Series A Securities which may be authenticated and delivered under this Indenture for original issue on the Issue Date is limited to $260,000,000 (such Series A Securities being herein called the "Offered Securities"), and from time to time after the Issue Date up to an additional $140,000,000 aggregate principal amount of Series A Securities may be issued, authenticated and delivered hereunder. The aggregate principal amount of Series B Securities which may be authenticated and delivered under this Indenture for original issue is limited to $400,000,000. The aggregate principal amount of Securities Outstanding at any one time may not exceed $400,000,000 except as provided in Section 3.7 hereof.

         The Series A Securities shall be known and designated as the "9 1/2% Senior Subordinated Notes due 2008, Series A" of the Company. Their Stated Maturity shall be June 1, 2008, and they shall bear interest at the rate of 9 1/2% per annum from the date of their original issuance, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on June 1 and December 1 in each year, commencing, in the case of the Offered Securities, December 1, 1999, and at said Stated Maturity, until the principal thereof is paid or duly provided for.

         The Series B Securities shall be known and designated as the "9 1/2% Senior Subordinated Notes due 2008, Series B" of the Company. Their Stated Maturity shall be June 1, 2008, and they shall bear interest at the rate of 9 1/2% per annum from the date of their original issuance, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on June 1 and December 1 in each year, commencing on the first June 1 or December 1 following the original issuance of the Series B Securities, and at said Stated Maturity, until the principal thereof is paid or duly provided for.

         Upon the occurrence of a Registration Default, the interest rate on Transfer Restricted Securities shall increase ("Special Interest"), with respect to the first 90-day period immediately following the occurrence of such Registration Default, by 0.50% per annum and shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of 1.0% per annum with respect to all Registration Defaults. Following the cure of a Registration Default, the accrual of Special Interest with respect to such Registration Default shall cease and upon the cure of all Registration Defaults the interest rate shall revert to the original rate. Any Special Interest due on any Security shall be payable on the appropriate Interest Payment Date to the Holder entitled to receive the interest payment to be made on such date. Each obligation to pay Special Interest shall be deemed to accrue from and including the date of the first applicable Registration Default to but excluding the date on which all Registration Defaults have been cured.

         Accrued but unpaid interest on any Series A Security that is exchanged for a Series B Security pursuant to a Registration Rights Agreement shall be paid on the first Interest Payment Date on the Series B Securities.

         The Series A Securities and the Series B Securities shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

         As provided in the applicable Registration Rights Agreement and subject to the limitations set forth therein, at the option of the Holders, the Series A Securities shall be exchangeable for Series B Securities of like aggregate principal amount pursuant to an Exchange Offer.

         The principal of (and premium, if any, on) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York; provided, however, that, at the option of the Company, interest may be paid on Physical Securities by check mailed on or before the due date to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

         The Securities shall be redeemable as provided in Article XI hereof.

         The Securities shall be subject to defeasance at the option of the Company as provided in Article XII hereof.

         The Securities shall be guaranteed by the Subsidiary Guarantors, if any, as provided in Article XIII hereof.

         The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article XIV hereof.

         Section 3.2       Denominations.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $10 and any integral multiple thereof.

         Section 3.3       Execution, Authentication, Delivery and Dating.

         The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or a Vice President of the Company, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary of the Company. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time after the execution and delivery of this Indenture, the Company may deliver Series A Securities executed by the Company (and if at such time there are any Subsidiary Guarantors, then having the notations of Subsidiary Guarantees executed by such Subsidiary Guarantors) to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Series A Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Series A Securities with the notations of Subsidiary Guarantees, if any, thereon as provided in this Indenture. Such Company Order shall specify the principal amount of the Series A Securities to be authenticated and the date on which the original issue of Series A Securities is to be authenticated. In addition, on or prior to the date of consummation of any Exchange Offer, the Company may deliver Series B Securities executed by the Company (and if at such time there are any Subsidiary Guarantors, then having the notations of Subsidiary Guarantees executed by such Subsidiary Guarantors) to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Series B Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Series B Securities with the notations of Subsidiary Guarantees, if any, thereon as provided in this Indenture. Such Company Order shall specify the principal amount of the Series B Securities to be authenticated and the date on which the Series B Securities are to be exchanged for an equal principal amount of Series A Securities.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         In case the Company, pursuant to and in compliance with Article VIII hereof, shall be consolidated or merged with or into any other Person or shall sell, convey, transfer, lease or otherwise dispose of all or substantially all of its Properties to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a sale, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII hereof, any of the Securities authenticated or delivered prior to such sale, consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

         Section 3.4       Temporary Securities.

         Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued (and if at such time there are any Subsidiary Guarantors, then having the notations of Subsidiary Guarantees thereon) and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities (and notations of Subsidiary Guarantees, if any) may determine, as conclusively evidenced by their execution of such Securities (and notations of Subsidiary Guarantees, if any).

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.2 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of like tenor and of authorized denominations (and if at such time there are any Subsidiary Guarantors, then having the notations of Subsidiary Guarantees thereon). Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         Section 3.5       Registration of Transfer and Exchange.

         The Company shall cause to be kept a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times and during normal business hours, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

         Subject to the provisions of this Section 3.5 and Section 3.6 hereof, upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 10.2 hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of like tenor and of any authorized denominations and of a like aggregate principal amount, each such Security having the notation of Subsidiary Guarantees thereon if there are then any Subsidiary Guarantors.

         Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, be deemed to have agreed that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

         At the option of any Holder, Securities may be exchanged for other Securities of like tenor or of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at the office or agency of the Company designated pursuant to Section 10.2 hereof. Further, at the option of any Holder, Series A Securities may be exchanged, pursuant to an Exchange Offer and subject to the terms and conditions thereof, for Series B Securities of like aggregate principal amount, upon surrender of the Series A Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, the Subsidiary Guarantors, if any, shall execute notations of Subsidiary Guarantees on, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities and the Subsidiary Guarantees noted thereon, if any, issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the respective Subsidiary Guarantors, if any, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. As a special condition to registration of transfer or exchange of any Transfer Restricted Securities involving removal of a Private Placement Legend (other than pursuant to an effective registration statement under the Securities Act), the Holder requesting such registration of transfer or exchange shall furnish the Opinion of Counsel called for by Section 3.12 hereof. The following additional special conditions shall apply to the indicated types of transfers or exchanges:

                  (a) Respecting any requested registration of transfer or exchange of Transfer Restricted Securities in the form of Physical Securities, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                  (1) if such Physical Security is being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                  (2) if such Physical Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (in substantially the form of Exhibit B hereto); or

                  (3) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (in substantially the form of Exhibit B hereto), a Transferee Certificate for Institutional Accredited Investors in the form of Exhibit C hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                  (4) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit B hereto), a Transferor Certificate for Regulation S Transfers in the form of Exhibit D hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                  (5) if such Physical Security is being transferred in reliance on Rule 144, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                  (6) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act.

Any Physical Security issued upon any such registration of transfer or exchange shall be in a minimum principal amount of $250,000.

                  (b) Respecting any requested exchange of a Physical Security for a beneficial interest in a Global Security, such Physical Security shall be accompanied, in the sole discretion of the Company, by the following additional information and documents:

                  (1) a certification, substantially in the form of Exhibit B hereto, that such Physical Security is being transferred to a Person reasonably believed to be a Qualified Institutional Buyer; and

                  (2) written instructions directing the Security Registrar to make, or to direct the Depository to make, an endorsement on the Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security;

whereupon the Security Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Security Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall upon Company Order authenticate a new Global Security in the appropriate amount.

                  (c) With the prior approval of the Company, any Person having a beneficial interest in a Global Security may upon request to the Security Registrar exchange such beneficial interest for a Physical Security. Upon receipt by the Security Registrar of written instructions (or such other form of instructions as is customary for the Depository) from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Security Registrar of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Transfer Restricted Securities, the following additional information and documents:

                  (1) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit B hereto); or

                  (2) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto); or

                  (3) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit B hereto), a Transferee Certificate for Institutional Accredited Investors in the form of Exhibit C hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                  (4) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit B hereto), a Transferor Certificate for Regulation S Transfers in the form of Exhibit D hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                  (5) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                  (6) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act, then the Security Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Security Registrar, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of a Company Order, the Trustee will authenticate and deliver to the transferee a Physical Security. Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 3.5(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from Agent Members or otherwise, shall instruct the Security Registrar in writing; provided, however, that any Transfer Restricted Security shall be issued in a minimum denomination of $250,000. The Security Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to an Exchange Offer or Section 3.4,
9.6 or 11.8 hereof not involving any transfer.

         Neither the Trustee, the Security Registrar nor the Company shall be required (i) to issue, register the transfer of or exchange any Physical Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities selected for redemption under Section 11.4 hereof and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Physical Security so selected for redemption in whole or in part, except the unredeemed portion of any Physical Security being redeemed in part.


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

         Section 3.6       Book-Entry Provisions for Global Securities.

         Each Global Security shall (i) be registered in the name of the Depository for such Global Security or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the legend set forth in Exhibit A hereto.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Security, and the Depository may be treated by the Company, the Subsidiary Guarantors, if any, the Trustee and any agent of the Company, the Subsidiary Guarantors, if any, or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Subsidiary Guarantors, if any, the Trustee or any agent of the Company, the Subsidiary Guarantors, if any, or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

         Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 3.5 hereof. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if, and only if, either (1) the Depository notifies the Company that it is unwilling or unable to continue as depositary for the Global Security and a successor depositary is not appointed by the Company within 90 days of such notice, or
(2) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depository to issue Physical Securities in lieu of all or a portion of the Global Security (in which case the Company shall deliver Physical Securities within 30 days of such request).

         In connection with the transfer of an entire Global Security to beneficial owners pursuant to this Section, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon Company Order authenticate and deliver, to each beneficial owner identified by the Depository, in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

         The Holder of the Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         Section 3.7       Mutilated, Destroyed, Lost and Stolen Securities.

         If (i) any mutilated Security is surrendered to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the Subsidiary Guarantors, if any, and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security


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

has been acquired by a bona fide purchaser, the Company shall execute, the Subsidiary Guarantors, if any, shall execute the notation of Subsidiary Guarantees, and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, having the notation of Subsidiary Guarantees thereon if at such time there are any Subsidiary Guarantors, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the respective Subsidiary Guarantors, if any, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities of like tenor duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 3.8       Payment of Interest; Interest Rights Preserved.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section
10.2 hereof.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause
(a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, and such money when deposited shall be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 15.5 hereof, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         Section 3.9       Persons Deemed Owners.

         Prior to the due presentment of a Security for registration of transfer, the Company, the Subsidiary Guarantors, if any, the Security Registrar, the Trustee and any agent of the Company, the Subsidiary Guarantors, if any, or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 3.8 hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Subsidiary Guarantors, if any, the Security Registrar, the Trustee or any agent of the Company, the Subsidiary Guarantors, if any, or the Trustee shall be affected by notice to the contrary.

         Section 3.10      Cancellation.

         All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order or in accordance with the Trustee's usual practice; provided, however, that the Trustee shall not be required to destroy canceled Securities.

         Section 3.11      Computation of Interest.

         Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Section 3.12      Private Placement Legend.

                 (a) All Transfer Restricted Securities shall bear the Private Placement Legend upon the original issuance thereof. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Security Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Security Registrar shall deliver Securities that do not bear the Private Placement Legend.

                  (b) Notwithstanding the provisions of the preceding paragraph of this Section 3.12, the Private Placement Legend on any Transfer Restricted Security shall be removed upon the request of the Holder thereof upon delivery of such Security to the Security Registration for exchange at any time after the Resale Restriction Termination Date.

                  (c) By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.


                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

         Section 4.1       Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all Outstanding Securities, and the Trustee, at the expense of the Company, shall, upon payment of all amounts due the Trustee under Section 6.6 hereof, execute proper instruments acknowledging satisfaction and discharge of this Indenture when

                  (a)      either

                  (1) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.7 hereof and (ii) Securities for whose payment money or United States governmental obligations of the type described in clause (i) of the definition of Cash Equivalents have theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3 hereof) have been delivered to the Trustee for cancellation, or

                  (2) all such Securities not theretofore delivered to the Trustee for cancellation

                           (i) have become due and payable, or

                           (ii) will become due and payable at their Stated Maturity within one year, or

                           (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (2)(i), (2)(ii) or (2)(iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                  (b) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.6 hereof and, if money shall have been deposited with the Trustee pursuant to this Section, the obligations of the Trustee under Section 4.2 hereof and the last paragraph of
Section 10.3 hereof shall survive.

         Section 4.2       Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 10.3 hereof, all money deposited with the Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the


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

principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE V

                                    REMEDIES

         Section 5.1       Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XIV or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in the payment of the principal of or premium, if any, on any of the Securities when the same becomes due and payable, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon acceleration or otherwise; or

                  (b) default in the payment of any installment of interest on any of the Securities, when it becomes due and payable, and the continuance of such default for a period of 30 days; or

                  (c) default in the performance or breach of the provisions of
Article VIII hereof, the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 10.16 or the failure to make or consummate a Net Proceeds Offer in accordance with the provisions of Section 10.17; or

                  (d) failure of the Company or any Subsidiary Guarantor to comply with any other term, covenant or agreement contained in the Securities, any Subsidiary Guarantee or this Indenture (other than a default specified in subparagraph (a), (b) or (c) above) for a period of 60 days after written notice of such failure stating that it is a "notice of default" hereunder and requiring the Company or such Subsidiary Guarantor, as the case may be, to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; or

                  (e) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness of the Company (other than the Securities) or any Restricted Subsidiary for money borrowed when due, or any other default resulting in acceleration of any Indebtedness of the Company or any Restricted Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness shall exceed $10,000,000 (or $40,000,000 in the case of Non-Recourse Purchase Money Indebtedness); or

                  (f) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect, enforceable in accordance with its terms (except pursuant to the release or termination of any such Subsidiary Guarantee in accordance with this Indenture); or

                  (g) final judgments or orders rendered against the Company or any Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $10,000,000 over the coverage under applicable insurance policies and either
(A) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (B) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect; or

                  (h) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) adjudging the Company or any Material Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or a Material Subsidiary under the Federal Bankruptcy Code or any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Subsidiary or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (i) the commencement by the Company or any Material Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Material Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under the Federal Bankruptcy Code or any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Material Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Material Subsidiary or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action.

         Section 5.2       Acceleration of Maturity: Rescission and Annulment.

         If any Event of Default (other than an Event of Default specified in Section 5.1(h) or (i) hereof) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall, by a notice in writing to the Company, declare all unpaid principal of, premium, if any, and accrued and unpaid interest on all the Securities to be due and payable immediately, upon which declaration all amounts payable in respect of the Securities shall be immediately due and payable. If an Event of Default specified in Section 5.1(h) or (i) hereof occurs and is continuing, the amounts described above shall become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

         At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company, the Subsidiary Guarantors, if any, and the Trustee, may rescind and annul such declaration and its consequences if

                  (a) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay,

                  (1) all overdue interest on all Outstanding Securities,

                  (2) all unpaid principal of (and premium, if any, on) any Outstanding Securities which have become due otherwise than by such declaration of acceleration, including any Securities required to have been purchased on a Change of Control Purchase Date or a Net Proceeds Payment Date pursuant to a Change of Control Offer or a Net Proceeds Offer, as applicable, and interest on such unpaid principal at the rate borne by the Securities,

                  (3) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Securities (without duplication of any amount paid or deposited pursuant to clauses (1) and (2) above), and

                  (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                  (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction as certified to the Trustee by the Company; and

                  (c) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 hereof.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Notwithstanding the foregoing, if an Event of Default specified in
Section 5.1(e) hereof shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each case, that such repayment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration), and written notice of such repayment, or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the Trustee of such events is provided to the Trustee, within 30 days after any such acceleration in respect of the Securities, and so long as such rescission of any such acceleration of the Securities does not conflict with any judgment or decree as certified to the Trustee by the Company.

         Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if

                  (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or with respect to any Security required to have been purchased by the Company on the Change of Control Purchase Date or the Net Proceeds Payment Date pursuant to a Change of Control Offer or Net Proceeds Offer, as applicable, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the money adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         Section 5.4       Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Subsidiary Guarantor or any other obligor upon the Securities, their creditors or the Property of the Company, any Subsidiary Guarantor or of such other

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
obligor, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company, the Subsidiary Guarantors, if any, or such other obligor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents and take any other actions including participation as a full member of any creditor or other committee as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) subject to Article XIV, to collect and receive any money or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6 hereof.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the Subsidiary Guarantees, if any, or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 5.5    Trustee May Enforce Claims Without Possession of
                        Securities.

         All rights of action and claims under this Indenture or the Securities or the Subsidiary Guarantees, if any, may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         Section 5.6    Application of Money Collected.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: to the payment of all amounts due the Trustee under Section 6.6 hereof;

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

         SECOND: subject to Article XIV, to the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

         THIRD: subject to Article XIV, the balance, if any, to the Company.

         Section 5.7       Limitation on Suits.

         No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         Section 5.8 Unconditional Right of Holders to Receive Principal Premium and Interest.

         Notwithstanding any other provision in this Indenture (but subject to Articles XIII and XIV hereof), the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article XII hereof) and in such Security of the principal of (and premium if any, on) and (subject to Section 3.8 hereof) interest on, such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.


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

         Section 5.9    Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, if any, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereunder and all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         Section 5.10   Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.11   Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 5.12   Control by Holders.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                  (c) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders not joining therein.


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

         Section 5.13      Waiver of Past Defaults.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any existing Default or Event of Default hereunder and its consequences, except a Default or Event of Default,

                  (a) in respect of the payment of the principal of (or premium, if any, on) or interest on any Security, or

                  (b) in respect of a covenant or provision hereof which under
Article IX hereof cannot be modified or amended without the consent of the Holder of each Outstanding Security affected thereby.

         Upon any such waiver, such Default or Event of Default shall cease to exist for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other fault or Event of Default or impair any right consequent thereon. Any such waiver may (but need not) be given in connection with a tender offer or exchange offer for the Securities.

         Section 5.14      Waiver of Stay, Extension or Usury Laws.

         Each of the Company and the Subsidiary Guarantors, if any, covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of (premium, if any, on) or interest on the Securities as contemplated herein, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Subsidiary Guarantors, if any, hereby expressly waives all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                                  THE TRUSTEE

         Section 6.1       Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied


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

         covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, and shall be fully protected in so relying, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                           (i) this paragraph shall not limit the effect of
         Section 6.1(b);

                           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

         Section 6.2       Certain Rights of Trustee.

         Subject to the provisions of Section 6.1 hereof:

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders


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

pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may reasonably see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

                  (i) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice references the Securities generally, the Company or this Indenture.

         The Trustee shall not be required to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section 6.3 Trustee Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities and the notations of Subsidiary Guarantees thereon, if any, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company or the Subsidiary Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Subsidiary Guarantees, if any, or the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds thereof.

         Section 6.4   May Hold Securities.

         The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, the Subsidiary Guarantors, if any, or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311 in the case of the Trustee, may otherwise deal with the Company and the Subsidiary Guarantors, if any, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

         Section 6.5       Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or any Subsidiary Guarantor.

         Section 6.6       Compensation and Reimbursement.

         The Company agrees:

                  (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's willful misconduct, negligence or bad faith; and

                  (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without willful misconduct, negligence or bad faith on its part, (i) arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or (ii) in connection with enforcing this indemnification provision.

         The obligations of the Company under this Section 6.6 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall not be subordinated to the payment of Senior Indebtedness pursuant to Article XIV hereof and shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding. As security for the performance of such obligations of the Company, the Trustee shall have a claim and lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for payment of principal of (and premium, if any, on) or interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding.

         When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph (h) or (i) of Section
5.1 of this Indenture, such expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency or Liquidation Proceeding.

         Section 6.7 Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 6.8 Conflicting Interests.

         The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) the Existing Indentures and any other indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         Section 6.9 Resignation and Removal; Appointment of Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10 hereof.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 hereof shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

                  (d) If at any time:

                  (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 6.7 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. The evidence of such successorship may, but need not be, evidenced by a supplemental indenture.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 15.5 hereof. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Section 6.10 Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under Section 6.6 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all money and other Property held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         Section 6.11 Merger, Conversion, Consolidation or Succession to
                      Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of like tenor or in this Indenture provided; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         Section 6.12 Preferential Collection of Claims Against Company.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

         Section 6.13 Notice of Defaults.

         Within 60 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

                                   ARTICLE VII

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         Section 7.1 Holders' Lists; Holder Communications; Disclosures
                     Respecting Holders.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. Neither the Company, any Subsidiary Guarantor nor the Trustee shall be under any responsibility with regard to the accuracy of such list. If the Trustee is not the Security Registrar, the Company shall furnish to the Trustee semi-annually before each Regular Record Date, and at such other times as the Trustee may reasonably request in writing, a list, in such form as the Trustee may reasonably request, as of such date of the names and addresses of the Holders then known to the Company. The Company and the Trustee shall also satisfy any other requirements imposed upon each of them by TIA Section 312(a).

         Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities.

         Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Subsidiary Guarantors, if any, the Security Registrar and the Trustee that none of the Company, the Subsidiary Guarantors, if any, the Security Registrar or the Trustee, or any agent of any of them, shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, that each of such Persons shall have the protection of TIA Section 312(c) and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

         Section 7.2 Reports By Trustee.

         Within 60 days after May 15 of each year commencing with May 15, 2000, the Trustee shall transmit by mail to the Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15 in accordance with and to the extent required under TIA Section 313(a). The Trustee shall also comply with TIA Sections 313(b) and 313(c).

         The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

         Commencing at the time this Indenture is qualified under the Trust Indenture Act, a copy of each Trustee's report, at the time of its mailing to Holders of Securities, shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Securities are listed.

         Section 7.3 Reports by Company.

         The Company shall:

                  (a) file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then the Company shall file with the Trustee such information, documents or reports as required pursuant to Section 10.9 hereof;

                  (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (c) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports (without exhibits except to the extent required by TIA
Section 313(c)) required to be filed by the Company pursuant to paragraph (a) or
(b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         Section 8.1 Company May Consolidate, etc., Only on Certain Terms.

         The Company shall not, in any single transaction or a series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or group of Affiliated Persons, and the Company shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons, unless at the time and after giving affect thereto:

                  (a) either (i) if the transaction is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the Properties of the Company or its Restricted Subsidiaries, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being called the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by a supplemental indenture to this Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, and, in each case, this Indenture shall remain in full force and effect;

                  (b) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default shall have occurred and be continuing;

                  (c) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, immediately after giving effect to such transaction or transactions on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or transactions;

                  (d) except in the case of the consolidation or merger of the Company with or into a Wholly Owned Restricted Subsidiary or any Restricted Subsidiary with or into the Company or any Wholly Owned Restricted Subsidiary, immediately after giving effect to such transaction or transactions on a pro forma basis (on the assumption that the transaction or transactions occurred on the first day of the applicable period under Section 10.12 ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) under
Section 10.12 hereof;

                  (e) if the Company is not the continuing obligor under this Indenture, then any Subsidiary Guarantor, unless it is the Surviving Entity, shall have by supplemental indenture confirmed that its Subsidiary Guarantee of the Securities shall apply to the Surviving Entity's obligations under this Indenture and the Securities:

                  (f) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such transaction or series of related transactions become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section
10.15 hereof; and

                  (g) the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, (i) an Officers' Certificate stating that such consolidation, merger, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Indenture and (ii) an Opinion of Counsel stating that the requirements of Section 8.1(a) have been satisfied.

         Section 8.2 Successor Substituted.

         Upon any consolidation of the Company with or merger of the Company into any other corporation or any sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with Section 8.1 hereof, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein, and in the event of any such sale, assignment, lease, conveyance, transfer or other disposition, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 8.1 hereof), except in the case of a lease, shall be discharged from all obligations and covenants under this Indenture and the Securities, and the Company may be dissolved and liquidated and such dissolution and liquidation shall not cause a Change of Control under clause (e) of the definition thereof to occur unless the sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any Person otherwise results in a Change of Control.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

         Section 9.1 Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, each of the Subsidiary Guarantors, if any, when authorized by a Board Resolution, and the Trustee upon Company Request, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

                  (b) to add to the covenants of the Company for the benefit of the Holders, to provide any additional rights or benefits to the Holders or to surrender any right or power herein conferred upon the Company; or

                  (c) to add any additional Events of Default; or

                  (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Sections 6.9 and 6.10 hereof; or

                  (e) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture provided that such action shall not adversely affect the interests of the Holders in any material respect; or

                  (f) to secure the Securities pursuant to the requirements of
Section 10.15 hereof or otherwise; or

                  (g) to add any Restricted Subsidiary as a Subsidiary Guarantor as provided in Section 10.13(a) hereof or to evidence the succession of another Person to any Subsidiary Guarantor pursuant to Section 13.2(b) hereof and the assumption by any such successor of the covenants and agreements of such Subsidiary Guarantor contained herein, in the Securities and in the Subsidiary Guarantee of such Subsidiary Guarantor; or

                  (h) to release a Subsidiary Guarantor from its Subsidiary Guarantee pursuant to Section 13.3 hereof; or

                  (i) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

                  (j) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Section 9.2 Supplemental Indentures with Consent of Holders.

         With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Securities), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, each of the Subsidiary Guarantors, if any, when authorized by a Board Resolution, and the Trustee upon Company Request may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the Stated Maturity of the principal of, or any installment of interest on, any Security or alter or waive any of the provisions with respect to the redemption of the Securities, except as provided below with respect to Sections 10.16 and 10.17 hereof;

                  (c) reduce the rate of or change the time for payment of interest, including Defaulted Interest, on any Security;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then Outstanding Securities and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Security payable in money other than that stated in the Securities;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, premium, if any, on or interest on the Securities;

                  (g) waive a redemption payment with respect to any Security (other than a payment required by Section 10.16 or Section 10.17 hereof); or

                  (h) modify any provisions of this Indenture relating to the relative ranking of the Securities or the Subsidiary Guarantees, if any, in a manner adverse to the Holders thereof; or

                  (i) make any change in Section 5.8, 5.13 or 10.20 hereof or in the foregoing amendment and waiver provisions.

         It shall not be necessary for any Act of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 9.3 Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Section 9.4 Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 9.5 Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         Section 9.6 Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company, with the notations of Subsidiary Guarantees thereon executed by the Subsidiary Guarantors, if there are then any Subsidiary Guarantors, and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

         Section 9.7 Notice of Supplemental Indentures and Waivers.

         Promptly after (i) the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.2 hereof or (ii) a waiver under Section 5.13 or 10.20 hereof becomes effective, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 15.5 hereof, setting forth in general terms the substance of such supplemental indenture or waiver, as the case may be.

         Section 9.8 Effect on Senior Indebtedness.

         No supplemental indenture shall adversely affect the rights of the holders of Senior Indebtedness under Article XIV hereof or the holders of Guarantor Senior Indebtedness under Sections 13.8, 13.9, 13.10, 13.11, 13.13, 13.14, 13.15, 13.16 and 13.19 hereof unless expressly consented to in writing by or on behalf of such holders (or by any specified percentage of holders of a class of Senior Indebtedness or Guarantor Senior

Indebtedness, as the case may be, required to consent thereto pursuant to the terms of the agreement or instrument creating, evidencing or governing such Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be), in which event such supplemental indenture shall be binding on all successors and assigns of such holders and on all Persons who become holders of such Senior Indebtedness or Guarantor Senior Indebtedness issued after the date of such amendment or modification.

                                    ARTICLE X

                                    COVENANTS

         Section 10.1 Payment of Principal, Premium, if any, and Interest.

         The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest (including Special Interest) on the Securities in accordance with the terms of the Securities and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if by 11:00 a.m., Eastern time, on such date the Trustee or a Paying Agent (other than the Company or its Affiliates, except any such Affiliate providing commercial banking services to the Company or its Subsidiaries upon commercially reasonable terms in the ordinary course of such Affiliate's business) holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or such Paying Agent, as the case may be, is not prohibited from paying such money to the Holders of Securities on that date pursuant to the terms of this Indenture. The Company shall notify the Trustee and any Paying Agent immediately upon the occurrence of any Registration Default and, with respect to Special Interest payments pursuant to a Registration Rights Agreement, the Company shall notify the Trustee and any Paying Agent prior to any Interest Payment Date of the amount of Special Interest payable to each Holder.

         Section 10.2 Maintenance of Office or Agency.

         The Company shall maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities, the Subsidiary Guarantees and this Indenture may be served. The Corporate Trust Office shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. Further, if at any time there shall be no such office or agency in The City of New York where the Securities may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in The City of New York, in order that the Securities shall at all times be payable in The City of New York. (The office of State Street Bank and Trust Company National Association, located at 61 Broadway, 15th floor, New York, New York 10006, is hereby designated as such agency.) The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

         Section 10.3 Money for Security Payments to Be Held in Trust.

         If the Company shall at any time act as its own Paying Agent, it shall, on or before 11:00 a.m., Eastern time, on each due date of the principal of (and premium, if any, on) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sum shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for the Securities, it will on or before 11:00 a.m., Eastern time, on each due date of the principal of (and premium, if any, on), or interest on, any Securities, deposit with a Paying Agent immediately available funds in a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such funds to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

         The Company shall cause each Paying Agent (other than the Trustee or itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

                  (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         Initially, the Company shall act as its own Paying Agent, and it shall be deemed to have agreed with the Trustee that it will adhere to the agreement described in the immediately preceding paragraph. Further, the Company shall give the Trustee notice within 30 days of the making of any payment of principal (and premium, if any) or interest hereunder by any Paying Agent (including the Company if acting as its own Paying Agent, but excluding the Trustee), which notice shall specify the amounts of principal (and premium, if any) and interest so paid and, in the event of any payment of principal, the aggregate unpaid principal amount of all Securities then Outstanding.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums. The Trustee and each Paying Agent shall promptly pay to the Company upon Company Request any money held by them (other than pursuant to Article XII) at any time in excess of amounts required to pay principal of, premium, if any, or interest on the Securities.

         Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Security and remaining unclaimed for one year after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         Section 10.4 Corporate Existence.

         Except as expressly permitted by Article VIII hereof, Section 10.17 hereof or other provisions of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence of its Restricted Subsidiaries, rights or franchises, if the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders.

         Section 10.5 Payment of Taxes and Other Claims.

         The Company shall, or, as applicable, shall cause its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or Property of the Company or any Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the Property of the Company or any Restricted Subsidiary; provided, however, that the Company and its Restricted Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP.

         Section 10.6 Maintenance of Properties.

         The Company shall, or, as applicable, shall cause its Restricted Subsidiaries to, cause all material Properties owned by the Company or any Restricted Subsidiary and used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted), all as in the judgment of the Company or such Restricted Subsidiary may be necessary so that its or its Restricted Subsidiary's business may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Restricted Subsidiary from discontinuing the maintenance of any of such Properties if such discontinuance is, in the judgment of the Company or such Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary and not disadvantageous in any material respect to the Holders. Notwithstanding the foregoing, nothing contained in this Section 10.6 shall limit or impair in any way the right of the Company and its Restricted Subsidiaries to sell, divest and otherwise to engage in transactions that are otherwise permitted by this Indenture.

         Section 10.7 Insurance.

         The Company shall at all times keep all of its, and cause its Restricted Subsidiaries to keep their, Properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character and in a similar location is usually so insured by corporations similarly situated and owning like Properties.

         The Company or any Restricted Subsidiary may adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the systems of self-insurance maintained by corporations similarly situated and in a similar location and owning like Properties, as may be determined by the Board of Directors of the Company or such Restricted Subsidiary.

         Section 10.8 Statement by Officers as to Default.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company and within 45 days of the end of each of the first, second and third quarters of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal quarter or fiscal year, as applicable, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default shall have occurred, describing all such

Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto). Such Officers' Certificate shall comply with TIA Section 314(a)(4). For purposes of this Section 10.8(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                  (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee forthwith upon any of its Officers becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default and what action the Company proposes to take with respect thereto.

         Section 10.9 Provision of Financial Information.

         The Company shall file on a timely basis with the SEC, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company shall also file with the Trustee (with exhibits), and provide to each Holder of Securities (without exhibits), without cost to such Holder, copies of such reports and documents within 30 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and, if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, the Company shall supply at its cost copies of such reports and documents (including any exhibits thereto) to any Holder of Securities, securities analyst or prospective purchaser of any Securities promptly upon written request given in accordance with Section 15.4 hereof.

         Section 10.10 Limitation on Restricted Payments.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take the following actions:

                           (i) declare or pay any dividend or make any distribution on account of the Company's Capital Stock (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company);

                           (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Restricted Subsidiary) or any options, warrants or other rights to acquire such Capital Stock;

                           (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness, except that this clause (iii) shall not include any such payment with respect to any such Subordinated Indebtedness (A) to the extent of Excess Proceeds remaining after compliance with the provisions of Section 10.17(c) hereof and (B) to the extent (and only to the extent) required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued;

                           (iv) declare or pay any dividend on, or make any distribution to the holders of, any shares of Capital Stock of any Restricted Subsidiary (other than to the Company or any of its Wholly Owned Restricted Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Restricted Subsidiary or any options, warrants or other rights to acquire any such Capital Stock (other than with respect to any such Capital Stock held by the Company or any Wholly Owned Restricted Subsidiary of the Company); or

                           (v) make any Investment (other than any Permitted Investment);

(such payments or other actions described in (but not excluded from) clauses (i) through (v) are collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the amount determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (A) no Default or Event of Default shall have occurred and be continuing, (B) the Company could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in accordance with
Section 10.12 hereof and (C) the aggregate amount of all Restricted Payments declared or made after June 8, 1998 shall not exceed the sum (without duplication) of the following:

                  (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on April 1, 1998 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

                  (2) the aggregate net cash proceeds or the Fair Market Value of any Property other than cash, received after June 8, 1998 by the Company as capital contributions to the Company (other than from any Restricted Subsidiary), plus

                  (3) the aggregate net cash proceeds or the Fair Market Value of any Property other than cash, received after June 8, 1998 by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of Qualified Capital Stock of the Company or any option, warrants or rights to purchase such Qualified Capital Stock of the Company, plus

                  (4) the aggregate net cash proceeds received after June 8, 1998 by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company, plus

                  (5) the aggregate net cash proceeds received after June 8, 1998 by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of debt securities or shares of Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange, plus

                  (6) the aggregate net cash proceeds or the Fair Market Value of any Property other than cash, received (or deemed to have been received) after June 8, 1998 by the Company or its Restricted Subsidiaries, computed on a consolidated basis, constituting a return of capital on an Investment (other than a Permitted Investment) made by the Company or any Restricted Subsidiary after June 8, 1998, plus

                  (7) $25,000,000.

                  (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing (except in the case of clause (i) below) and (in the case of clause (vi) below) the Company could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in accordance with Section 10.12 hereof:

                           (i) the payment of any dividend on any Capital Stock of the Company or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (a) above);

                           (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Qualified Capital Stock of the Company;

                           (iii) the repurchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the aggregate net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Qualified Capital Stock of the Company;

                           (iv) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent incurrence (other than to a Restricted Subsidiary) of, Subordinated Indebtedness so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Indebtedness being so purchased, redeemed, repaid, defeased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, (B) such new Indebtedness is subordinated to the Securities at least to the same extent as such Indebtedness so purchased, redeemed, repaid, defeased, acquired or retired, (C) such new Indebtedness has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the Securities and (D) such new Indebtedness has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity for the final scheduled principal payment of the Securities;

                           (v) the repurchase, redemption or other acquisition or retirement for value of any Qualified Capital Stock of the Company or any of its Subsidiaries held by any current or former officers, directors or employees of the Company or any of its Subsidiaries pursuant to the terms of agreements (including employment agreements) or plans approved by the Company's Board of Directors, including any such repurchase, redemption, acquisition or retirement of such Qualified Capital Stock that is deemed to occur upon the exercise of stock options or similar rights if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying Federal income tax obligations; provided, however, that the aggregate amount of such repurchases, redemptions, acquisitions and retirements shall not exceed the sum of (a) $1,000,000 in any twelve-month period and (b) the aggregate net proceeds, if any, received by the Company during such twelve-month period from any issuance of such Qualified Capital Stock pursuant to such agreements or plans; and

                           (vi) the repurchase or other acquisition of any Qualified Capital Stock of the Company in an amount not to exceed 50% of the net after-tax gain from Specified Property Sales.

The actions described in clause (i) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph
(b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (C) of paragraph (a) (provided that any dividend paid pursuant to clause (i) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (C) of paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (i)), and the actions described in clauses (ii), (iii), (iv), (v) and (vi) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (C) of paragraph (a). Further, the Company or any Restricted Subsidiary may make a Restricted Payment, if at the time the Company or any Restricted Subsidiary first incurred a commitment for such Restricted Payment such Restricted Payment could have been made; provided that all commitments incurred and outstanding shall be treated as if such commitments were Restricted Payments expended by the Company or a Restricted Subsidiary at the time the commitments were incurred, except that commitments incurred and outstanding which are treated as a Restricted Payment expended by the Company or a Restricted Subsidiary and which are terminated shall no longer be treated as a Restricted Payment expended by the Company or a Restricted Subsidiary upon the termination of such commitment for such purposes; and provided, further, that at the time such Restricted Payment is made no Default or Event of Default shall have occurred and be continuing and the Company could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in accordance with
Section 10.12 hereof.

                  (c) In computing Consolidated Net Income of the Company under paragraph (a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

         Section 10.11 Limitation on Other Senior Subordinated Indebtedness.

         The Company shall not incur (as such term is defined in Section 10.12 hereof), or permit to remain outstanding, any Indebtedness (including Acquired Indebtedness and Permitted Indebtedness) other than the Securities, that is subordinated in right of payment to any Senior Indebtedness, unless such Indebtedness is also pari passu with, or subordinated in right of payment to, the Securities pursuant to subordination provisions substantially similar to those contained in this Indenture.

         Section 10.12 Incurrence of Indebtedness.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume, guarantee or otherwise become directly or indirectly liable for (collectively, "incur") any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness, unless at the time of such event and after giving effect thereto on a pro forma basis:

                           (i) if such incurrence occurs on or before March 31, 2000, the Consolidated Fixed Charge Coverage Ratio for the applicable period would have been at least 2.0 to 1.0; and

                           (ii) if such incurrence occurs after March 31, 2000, the Consolidated Fixed Charge Coverage Ratio for the applicable period, would have been at least equal to 2.5 to 1.0.

                  (b) The amount of any guarantees by the Company or any Restricted Subsidiary of any Indebtedness of the Company or one or more Restricted Subsidiaries shall not be deemed to be outstanding or incurred for purposes of this Section 10.12 hereof in addition to the amount of Indebtedness which it guarantees.

         Section 10.13 Subsidiary Guarantors.

                  (a) The Company shall cause each Restricted Subsidiary, prior to, or contemporaneously with, its incurrence of any obligations that guarantee or secure any

Pari Passu Indebtedness or Subordinated Indebtedness of the Company, to execute and deliver a supplemental indenture to this Indenture, substantially in the form of Exhibit E hereto, agreeing to be bound by its terms applicable to a Subsidiary Guarantor and providing for a Subsidiary Guarantee of the Securities by such Restricted Subsidiary.

                  (b) Notwithstanding the foregoing and the other provisions of this Indenture, any Subsidiary Guarantee incurred by a Restricted Subsidiary pursuant to this Section 10.13 shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the terms and conditions set forth in Section 13.3 hereof.

         Section 10.14 Limitation on Issuance and Sale of Capital Stock by
                       Restricted Subsidiaries.

         The Company (a) shall not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a Wholly Owned Restricted Subsidiary) and (b) shall not permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary, except, in each case, for (i) directors' qualifying shares, (ii) Capital Stock of a Restricted Subsidiary organized in a foreign jurisdiction required to be issued to, or owned by, the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, (iii) a sale of all or substantially all the Capital Stock of a Restricted Subsidiary effected in accordance with Section 10.17, (iv) Qualifying TECONS and (v) the Capital Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary; provided, however, that any Capital Stock retained by the Company or a Restricted Subsidiary shall be treated as an Investment for purposes of Section 10.10, if the amount of such Capital Stock represents less than a majority of the Voting Stock of such Restricted Subsidiary.

         Section 10.15 Limitation on Liens.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, upon any of their respective Properties, whether now owned or acquired after the date of this Indenture, or any income or profits therefrom to secure any Pari Passu Indebtedness or Subordinated Indebtedness, unless prior to or contemporaneously therewith the Securities are directly secured equally and ratably, provided that (1) if such secured Indebtedness is Pari Passu Indebtedness, the Lien securing such Pari Passu Indebtedness shall be subordinate and junior to, or pari passu with, the Lien securing the Securities and (2) if such secured Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Securities at least to the same extent as such Subordinated Indebtedness is subordinated to the Securities. The foregoing covenant shall not apply to any Lien securing Acquired Indebtedness, provided that any such Lien extends only to the Properties that were subject to such Lien prior to the related acquisition by the Company or such Restricted Subsidiary and was not created, incurred or assumed in contemplation of such transaction.

         Section 10.16 Purchase of Securities Upon Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to purchase such Holder's Securities, in whole or in part, in a principal amount that is an integral multiple of $10, pursuant to the offer described in Section 10.16(b) hereof (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Purchase Date"). The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  (b) Within 30 calendar days after the date of any Change of Control, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder, in the manner provided in Section 15.5, a notice (the "Change of Control Notice") prepared by the Company describing the transaction or transactions that constitute the Change of Control and stating:

                           (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 10.16, and that all Securities that are timely tendered will be accepted for payment;

                           (ii) the Change of Control Purchase Price, and the Change of Control Purchase Date, which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;

                           (iii) that any Securities or portions thereof not tendered or accepted for payment will continue to accrue interest;

                           (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Securities or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Purchase Date;

                           (v) that any Holder electing to have any Securities or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender such Securities, with the form to elect purchase by the Company pursuant to this Section 10.16 completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Change of Control Purchase Date;

                           (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Purchase Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Securities or portions thereof purchased pursuant to the Change of Control Offer;

                           (vii) that any Holder electing to have Securities purchased pursuant to the Change of Control offer must specify the principal amount that is being tendered for purchase, which principal amount must be $10 or an integral multiple thereof;

                           (viii) if Physical Securities have been issued pursuant to Section 2.1, that any Holder of Physical Securities whose Physical Securities are being purchased only in part will be issued new Physical Securities equal in principal amount to the unpurchased portion of the Physical Securities surrendered, which unpurchased portion will be equal in principal amount to $10 or an integral multiple thereof; and

                           (ix) any other information necessary to enable any Holder to tender Securities and to have such Securities purchased pursuant to this Section 10.16.

If any of the Securities subject to a Change of Control Offer is in the form of a Global Security, then the Company shall modify the Change of Control Notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

                  (c) On the Change of Control Purchase Date, the Company shall
(1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (2) irrevocably deposit with the Paying Agent, by 11:00 a.m., Eastern time, on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Securities or portions thereof so accepted and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly send, in the manner provided in Section 15.5, to each Holder of Securities or portions thereof so accepted for payment the Change of Control Purchase Price for such Securities or portions thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this Section 10.16, the Trustee shall act as the Paying Agent.

                  (d) Upon surrender and cancellation of a Physical Security that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Physical Security a new Physical Security equal in principal amount to the unpurchased portion of such surrendered Physical Security; provided that each such new Physical Security shall be in a principal amount of $10 or an integral multiple thereof.

                  (e) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Securities as described in this Section 10.16. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 10.16 by virtue thereof.

                  (f) Prior to complying with the provisions of this Section 10.16, but in any event within 30 days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Securities required by this Section 10.16.

         Section 10.17 Disposition of Proceeds of Asset Sales.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Properties sold or otherwise disposed of pursuant to the Asset Sale, (ii) all of the consideration received by the Company or the Restricted Subsidiary, as the case may be, in respect of such Asset Sale consists of cash, Cash Equivalents, Liquid Securities or Exchanged Properties ("Permitted Consideration"); provided, however, that the Company and its Restricted Subsidiaries shall be permitted to receive any Property other than Permitted Consideration, so long as the aggregate Fair Market Value (determined on the date of each Asset Sale) of such Property other than Permitted Consideration received from Asset Sales and held by the Company or any Restricted Subsidiary at any one time shall not exceed 10.0% of Adjusted Consolidated Net Tangible Assets and (iii) the Company delivers to the Trustee an Officers' Certificate (which Officers' Certificate shall be conclusive) certifying that such Asset Sale complies with clauses (i) and (ii) of this Section 10.17(a). The amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness or Pari Passu Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, shall be deemed to be cash or Cash Equivalents for purposes of clause (ii) and shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Indebtedness for purposes of the next following paragraph.

                  (b) If the Company or any Restricted Subsidiary engages in an Asset Sale after the date of this Indenture, the Company or such Restricted Subsidiary may either, no later than 365 days after such Asset Sale, (i) apply all or any of the Net Cash Proceeds therefrom to (A) repay Indebtedness under the Credit Facility or (B) repay or purchase other Indebtedness (other than Subordinated Indebtedness or Pari Passu Indebtedness) of the Company or any Restricted Subsidiary, provided, in the case of clause (B), that the related loan commitment (if any) is thereby permanently reduced by the amount of such Indebtedness so repaid or purchased, or (ii) invest all or any part of the Net Cash Proceeds thereof in Properties that will be used in the Oil and Gas Business of the Company or its Restricted Subsidiaries, as the case may be. The amount of such Net Cash Proceeds not applied or invested as provided in this paragraph (after the periods specified in this paragraph) shall constitute "Excess Proceeds."

                  (c) When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000 (the "Trigger Date"), the Company shall make an offer to purchase, from all Holders of the Securities and holders of any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset

Sale, an aggregate principal amount of Securities and any such Pari Passu Indebtedness equal to such Excess Proceeds as follows:

                  (1) Not later than the 30th day following the Trigger Date, the Company shall (i) give to the Trustee in the manner provided in
         Section 15.4 hereof and each Holder of the Securities in the manner provided in Section 15.5 hereof, a notice (a "Purchase Notice") offering to purchase (a "Net Proceeds Offer") from all Holders of the Securities the maximum principal amount (expressed as a multiple of $10) of Securities that may be purchased out of an amount (the "Payment Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities and the denominator of which is the sum of the outstanding principal amount of the Securities and any such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as hereinafter defined) of all Securities tendered), and (ii) to the extent required by any Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase such Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Payment Amount.

                  (2) The offer price for the Securities shall be payable in cash in an amount equal to 100% of the aggregate principal amount of the Securities tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with paragraph (d) of this Section. To the extent that the aggregate Offered Price of the Securities tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of Section 10.10 hereof.

                  (3) If the aggregate Offered Price of Securities validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Securities to be purchased will be selected on a pro rata basis by the Trustee based on the aggregate principal amount of Securities so tendered. Upon completion of a Net Proceeds Offer and a Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

                  (4) The Purchase Notice shall set forth a purchase date (the "Net Proceeds Payment Date"), which shall be on a Business Day no earlier than 30 days nor later than 60 days from the Trigger Date. The Purchase Notice shall also state (i) that a Trigger Date with respect to one or more Asset Sales has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Offered Price, subject to the limitations described in the forgoing paragraph (3), (ii) any information regarding such Net Proceeds Offer required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest, (iv) that, unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (d) of this Section 10.17, or payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date, and (v) the instructions a Holder must follow in order to have his Securities repurchased in accordance with paragraph (d) of this Section.

                  (d) Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Purchase Notice prior to the close of business on the third Business Days prior to the Net Proceeds Payment Date. Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Days prior to the Net Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders of Physical Securities whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion will be equal to $10 or an integral multiple thereof.

         On the Net Proceeds Payment Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to a Net Proceeds Offer in an aggregate principal amount equal to the Payment Amount or such lesser amount of Securities as has been tendered, (ii) irrevocably deposit with the Paying Agent, by 11:00 a.m., Eastern time, immediately available funds sufficient to pay the purchase price of all Securities or portions thereof so tendered in an aggregate principal amount equal to the Payment Amount or such lesser amount and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted. The Paying Agent shall promptly send, in the manner provided in Section 15.5, to Holders of the Securities so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall authenticate and mail or make available for delivery to such Holders a new Security equal in principal amount to any unpurchased portion of the Security which any such Holder did not surrender for purchase. Any Securities not so accepted will be promptly mailed or delivered to the Holder thereof. The Company shall announce the results of a Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this
Section 10.17, the Trustee will act as the Paying Agent.

                  (e) The Company shall not permit any Restricted Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Securities as described in this Section
10.17. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Net Proceeds Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 10.17 by virtue thereof.

         Section 10.18 Limitation on Transactions with Affiliates.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of

Property or services) with any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party,
(ii) with respect to a transaction or series of related transactions involving payments in excess of $1,000,000 in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction complies with clause (i) above, (iii) with respect to a transaction or series of related transactions involving payments in excess of $5,000,000 but less than $25,000,000 in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that (A) such transaction or series of related transactions complies with clause (i) above and (B) such transaction or series of related transactions shall have been approved by a majority of the Disinterested Directors of the Company and (iv) with respect to a transaction or series of related transactions involving payments of $25,000,000 or more in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that (A) such transaction or series of related transactions complies with clause (i) above, (B) such transaction or series of related transactions shall have been approved by a majority of the Disinterested Directors of the Company and (C) the Company shall have received the written opinion of a nationally recognized investment banking firm or appraisal firm in the United States that such transaction or series of related transactions is fair, from a financial point of view, to the Company or such Restricted Subsidiary; provided, however, that the foregoing restriction shall not apply to (s) the provision of services and payments under the Torch Agreement, so long as the Torch Agreement (including any modifications, renewals, replacements or substitutions thereof or amendments thereto entered into on or after the date of this Indenture) has been approved by a majority of the Disinterested Directors of the Company, (t) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $3,000,000 outstanding at any one time, (u) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate, (v) the Company's employee compensation and other benefit arrangements, (w) indemnities of officers and directors of the Company or any Subsidiary consistent with such Person's bylaws and applicable statutory provisions or (x) Restricted Payments permitted by Section 10.10 hereof.

         Section 10.19 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make an Investment in the Company or any other Restricted Subsidiary or (d) transfer any of its Properties to the Company or any other Restricted Subsidiary, except in each instance for such encumbrances or restrictions pursuant to (i) this Indenture, the Credit Facility or any other agreement in effect on the date of this Indenture, (ii) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any other Person, or the Properties of any other Person, other than the Person, or the Property of the Person, so acquired, (iii) customary restrictions in leases and licenses relating to the Property covered thereby and entered into in the ordinary course of business or (iv) any agreement that extends, renews, refinances or replaces the agreements containing the restrictions in the foregoing clauses (i), (ii) and (iii), provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the Securities than those under or pursuant to the agreement so extended, renewed, refinanced or replaced, and except with respect to clause (d) only, (i) restrictions in the form of Liens which are not prohibited under Section 10.15 and which contain customary limitations on the transfer of collateral and (ii) with respect to clause (d) only, customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

         Section 10.20 Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.5 through 10.19 (excluding
Section 10.13) hereof if, before or after the time for such compliance, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

         Section 10.21 Qualification of Indenture.

         The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the initial Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith. In connection with any such qualification of this Indenture under the TIA, the Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request.

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

         Section 11.1 Right of Redemption.

         The Securities may be redeemed, at the election of the Company, as a whole or from time to time in part, at any time on or after June 1, 2003, upon not less than 30 or more than 60 days' notice to each Holder of Securities to be redeemed, subject to the conditions and at the Redemption Prices (expressed as percentages of principal amount) specified in the form of Security, together with accrued and unpaid interest, if any, to the Redemption Date.

         Notwithstanding the foregoing, prior to June 1, 2001 the Company may, at any time or from time to time, redeem up to 33 1/3% of the aggregate principal amount of the Securities originally issued (excluding, for this purpose, any Series B Securities issued in exchange for Series A Securities) at a Redemption Price of 109.5% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, with the net proceeds of one or more Equity Offerings of the Company, provided that at least 66 2/3% of the aggregate principal amount of the Securities originally issued at any time prior to such redemption (excluding, for this purpose, any Series B Securities issued in exchange for Series A Securities) remains Outstanding after the occurrence of such redemption and provided, further, that such redemption shall occur not later than 90 days after the date of the closing of any such Equity Offering.

         Section 11.2 Applicability of Article.

         Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

         Section 11.3 Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Securities pursuant to
Section 11.1 hereof shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days (or, in the case of a full redemption of all Outstanding Securities, at least 45 days) prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 11.4 hereof. Any election to redeem Securities shall be revocable until the Company gives a notice of redemption pursuant to Section 11.5 hereof to the Holders of Securities to be redeemed.

         Section 11.4 Selection by Trustee of Securities to Be Redeemed.

         If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, pro rata or by any other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that any such partial redemption shall be in integral multiples of $10.

         The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a Global Security, whether such Global Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Global Security shall be in an authorized denomination.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

         Section 11.5 Notice of Redemption.

         Notice of redemption shall be given in the manner provided for in
Section 15.5 hereof not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

         All notices of redemption shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) in the case of a partial redemption of Physical Securities, the identification of the particular Securities to be redeemed, and, if any Global Security or Physical Security is to be redeemed in part, the portion of the principal amount thereof to be redeemed;

                  (d) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in
Section 11.7 hereof) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that, unless the Company shall default in the payment of the Redemption Price and any applicable accrued and unpaid interest, interest thereon will cease to accrue on and after said date; and

                  (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

         If any Security to be redeemed is in global form, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. Failure to give such notice by mailing to any Holder of Securities or any defect therein shall not affect the validity of any proceedings for the redemption of other Securities.

         Section 11.6 Deposit of Redemption Price.

         On or before 11:00 a.m., Eastern time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3 hereof) immediately available funds in an amount sufficient to pay the Redemption Price of, and any accrued and unpaid interest on, all the Securities which are to be redeemed on such Redemption Date.

         Section 11.7 Securities Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption

Price therein specified (together with accrued and unpaid interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.8 hereof.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

         Section 11.8 Securities Redeemed in Part.

         Any Physical Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 10.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Physical Security or Securities, of like tenor and of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered.

         Section 11.9 Purchase of Securities.

         The Company shall have the right at any time and from time to time to purchase Securities in the open market or otherwise at any price.

                                   ARTICLE XII

                       DEFEASANCE AND COVENANT DEFEASANCE

         Section 12.1 Company's Option to Effect Defeasance or Covenant
                      Defeasance.

         The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 12.2 or Section 12.3 hereof be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article XII.

         Section 12.2 Defeasance and Discharge.

         Upon the Company's exercise under Section 12.1 hereof of the option applicable to this Section 12.2, the Company and the Subsidiary Guarantors, if any, shall be deemed to have been discharged from their respective obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 12.4 hereof are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the

Company and the Subsidiary Guarantors, if any, shall be deemed (i) to have paid and discharged their respective obligations under the Outstanding Securities; provided, however, that the Securities shall continue to be deemed to be "Outstanding" for purposes of Section 12.5 hereof and the other Sections of this Indenture referred to in clauses (A) and (B) below, and (ii) to have satisfied all their other obligations with respect to such Securities and this Indenture (and the Trustee, at the expense and direction of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 12.4 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium if any, on) and interest on such Securities when such payments are due (or at such time as the Securities would be subject to redemption at the option of the Company in accordance with this Indenture), (B) the respective obligations of the Company and the Subsidiary Guarantors, if any, under Sections 3.3, 3.4, 3.5, 3.6, 3.7, 5.8, 6.6, 6.9, 6.10, 10.2, 10.3, 10.21, 13.1 (to the extent it relates to the foregoing Sections and this Article XII), 13.4 and 13.5 hereof, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (D) the obligations of the Company and the Subsidiary Guarantors, if any, under this Article XII. Subject to compliance with this Article XII, the Company may exercise its option under this Section 12.2 notwithstanding the prior exercise of its option under
Section 12.3 hereof with respect to the Securities.

         Section 12.3 Covenant Defeasance.

         Upon the Company's exercise under Section 12.1 hereof of the option applicable to this Section 12.3, (i) the Company and each Subsidiary Guarantor, if any, shall be released from their respective obligations under any covenant contained in Article VIII, in Sections 10.5 through 10.19 and in Section 13.2 hereof, and any covenant added to this Indenture pursuant to Section 9.1(b), and
(ii) the occurrence of any event specified in Section 5.1(c) or 5.1(d) hereof (with respect to any of Article VIII, Sections 10.5 through 10.19, Section 13.2 and any covenant added to this Indenture pursuant to Section 9.1(b)) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company and each Subsidiary Guarantor, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Article or Section (to the extent so specified in the case of Sections 5.1(c) and 5.1(d) hereof), whether directly or indirectly, by reason of any reference elsewhere herein to any such Article or Section or by reason of any reference in any such Article or Section to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 12.1 hereof of the option applicable to this Section 12.3, subject to the satisfaction of the conditions set forth in Section 12.4 hereof, Sections 5.1(e) and 5.1(g) hereof shall thereafter not constitute Events of Default.

         Section 12.4 Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to application of either Section
12.2 or Section 12.3 hereof to the Outstanding Securities:

                  (a) The Company or any Subsidiary Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.7 hereof who shall agree to comply with the provisions of this Article XII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in U.S. Dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Securities on the Stated Maturity thereof (or Redemption Date, if applicable), provided that the Trustee shall have been irrevocably instructed in writing by the Company to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 11.3 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with
Article XI hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (b) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.1(h) and 5.1(i) are concerned, at any time during the period ending on the 91st day after the date of such deposit.

                  (c) Such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Indenture or the Trust Indenture Act with respect to any securities of the Company or any Subsidiary Guarantor.

                  (d) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit.

                  (e) In the case of an election under Section 12.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
(i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax laws, in either case providing that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred (it being understood that (x) such Opinion of Counsel shall also state that such ruling or applicable law is consistent with the conclusions reached in such Opinion of Counsel and (y) the Trustee shall be under no obligation to investigate the basis or correctness of such ruling).

                  (f) In the case of an election under Section 12.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                  (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent provided for relating to either the legal defeasance under Section 12.2 hereof or the covenant defeasance under Section
12.3 (as the case may be) have been complied with.

         Section 12.5 Deposited Money and U.S. Government Obligations to Be Held
                      in Trust; Other Miscellaneous Provisions.

         Subject to the provisions of the last paragraph of Section 10.3 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 12.5, the "Trustee") pursuant to Section 12.4 hereof in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 12.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

         Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 12.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

         Section 12.6 Reinstatement.

         If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 12.5 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and any Subsidiary Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.2 or 12.3 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.5 hereof; provided, however, that if the Company or any Subsidiary Guarantor makes any payment of principal of (or premium, if any, on) or interest on any Security following the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE XIII

                              SUBSIDIARY GUARANTEES

         Section 13.1 Unconditional Guarantee.

         Each Subsidiary Guarantor, if any, hereby unconditionally, jointly and severally, guarantees (each such guarantee being referred to herein as this "Subsidiary Guarantee," with all such guarantees being referred to herein as the "Subsidiary Guarantees") to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and prompt performance of the Company's obligations under this Indenture and the Securities and that:

                  (a) the principal of (and premium, if any, on) and interest on the Securities will be promptly paid in full when due (subject to any applicable grace periods), whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (b) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity by acceleration or otherwise;

         subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 13.4 hereof.

         Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall, to the extent permitted by law, be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives, to the extent permitted by law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to enforce any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article V hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

         Section 13.2 Subsidiary Guarantors May Consolidate, etc., on Certain
                      Terms.

                  (a) Except as set forth in Article VIII hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale, conveyance or other disposition of all or substantially all the Properties of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor.

                  (b) Except as set forth in Article VIII hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a Person other than the Company or another Subsidiary Guarantor (whether or not Affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or other disposition of all or substantially all the Properties of a Subsidiary Guarantor to a Person other than the Company or another Subsidiary Guarantor (whether or not Affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same; provided, however, that (i) immediately after such transaction, and giving effect thereto, no Default or Event of

Default shall have occurred as a result of such transaction and be continuing,
(ii) such transaction shall not violate any of the covenants of Sections 10.1 through 10.19 hereof, and (iii) each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale, conveyance or other disposition, such Subsidiary Guarantor's Subsidiary Guarantee set forth in this
Article XIII and in a notation to the Securities, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in a merger), by supplemental indenture substantially in the form of Exhibit E hereto, executed and delivered to the Trustee, by such Person formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the Person that shall have acquired such Property (except to the extent the following Section 13.3 would result in the release of such Subsidiary Guarantee, in which case such surviving Person or transferee of such Property shall not have to execute any such supplemental indenture and shall not have to assume such Subsidiary Guarantor's Subsidiary Guarantee). In the case of any such consolidation, merger, sale, conveyance or other disposition and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee substantially in the form of Exhibit E hereto of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as the initial Subsidiary Guarantor.

         Section 13.3 Release of Subsidiary Guarantors.

         Upon the sale or disposition (by merger or otherwise) of a Subsidiary Guarantor (or all or substantially all of its Properties) to a Person other than the Company or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with the terms of this Indenture, including but not limited to the provisions of Section 13.2 hereof or pursuant to Article VIII hereof, such Subsidiary Guarantor shall be deemed released from its Subsidiary Guarantee and all related obligations under this Indenture; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any other Restricted Subsidiary shall also terminate upon such sale or other disposition. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture.

         Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the provisions of this Indenture shall be released from its Subsidiary Guarantee and all related obligations under this Indenture for so long as it remains an Unrestricted Subsidiary. The Trustee shall deliver an appropriate instrument evidencing such release upon its receipt of the Board Resolution designating such Unrestricted Subsidiary.

         Notwithstanding any other provision of this Indenture, all of the Subsidiary Guarantors shall be deemed released from their respective Subsidiary Guarantees and all related obligations under this Indenture in the event that all obligations of the Subsidiary Guarantors under all of their guarantees of, and under all of their pledges of assets or other security interests which secure, other Indebtedness of the Company (excluding any Senior Indebtedness) shall also terminate. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officer's Certificate and Opinion of Counsel certifying that all such obligations of the Subsidiary Guarantors have terminated.

         Any Subsidiary Guarantor not released in accordance with this Section
13.3 shall remain liable for the full amount of principal of (and premium, if any, on) and interest on the Securities as provided in this Article XIII.

         Section 13.4 Limitation of Subsidiary Guarantors' Liability.

         Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirm that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities (including, but not limited to, Guarantor Senior Indebtedness) of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 13.5 hereof, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting such a fraudulent conveyance or fraudulent transfer. This Section
13.4 is for the benefit of the creditors of each Subsidiary Guarantor, and, for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act any each other similar federal or state law, any Indebtedness of a Subsidiary Guarantor incurred from time to time pursuant to the Credit Facility shall be deemed to have been incurred prior to the incurrence by such Subsidiary Guarantor of liability under its Subsidiary Guarantee.

         Section 13.5 Contribution.

         In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to its Subsidiary Guarantee.

         Section 13.6 Execution and Delivery of Notations of Subsidiary
                      Guarantees.

         To evidence its Subsidiary Guarantee set forth in Section 13.1 hereof, each Subsidiary Guarantor hereby agrees to execute the notations of Subsidiary Guarantees in substantially the form set forth in Section 2.4 hereof to be endorsed on all Securities ordered to be authenticated and delivered by the Trustee, unless at such time there are no

Subsidiary Guarantors, and each Subsidiary Guarantor agrees that any supplement to this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 13.1 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee. Each such notation of Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by its President or one of its Vice Presidents (each of whom shall, in each case, have been duly authorized by all requisite corporate action) prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of such Subsidiary Guarantor. Such signatures upon the notation of Subsidiary Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such officer who shall have signed the notation of Subsidiary Guarantee shall cease to be such officer before the Security on which such notation of Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the notation of Subsidiary Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

         Section 13.7 Severability.

         In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 13.8 Subsidiary Guarantees Subordinated to Guarantor Senior
                      Indebtedness.

         Each Subsidiary Guarantor covenants and agrees, and each Holder of a Security, by his acceptance of the Subsidiary Guarantees, likewise covenants and agrees, for the benefit of the holders, from time to time, of Guarantor Senior Indebtedness, that the indebtedness, obligations and liabilities of such Subsidiary Guarantor in respect of its Subsidiary Guarantee are subordinated and subject in right of payment, to the extent and in the manner provided in this
Article XIII, to the prior payment in full of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed; provided, however, that the Subsidiary Guarantee of such Subsidiary Guarantor, the Indebtedness represented thereby and the payment of the principal of (and premium, if any, on) and the interest on the Securities pursuant to such Subsidiary Guarantee in all respects shall rank pari passu with, or prior to, all existing and future unsecured indebtedness (including, without limitation, Indebtedness) of such Subsidiary Guarantor that is subordinated to its Guarantor Senior Indebtedness.

         This Article XIII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Guarantor Senior Indebtedness, and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness, and such holders are made obligees hereunder and any of them may enforce such provisions.

         Section 13.9 Subsidiary Guarantors Not to Make Payments with Respect to
                      Subsidiary Guarantees in Certain Circumstances.

                  (a) No payment or distribution of any Property of any Subsidiary Guarantor of any kind or character (other than Permitted Guarantor Junior Securities) may be made by such Subsidiary Guarantor in respect of its Subsidiary Guarantee upon (i) the happening of any default in respect of the payment or required prepayment of any of its Guarantor Senior Indebtedness when the same becomes due and payable (a "Subsidiary Guarantor Payment Default") and
(ii) receipt by the Trustee of written notice thereof, unless and until such Subsidiary Guarantor Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Guarantor Senior Indebtedness shall have been paid in full or otherwise discharged, after which (unless otherwise prohibited pursuant to Section 13.10 hereof) such Subsidiary Guarantor shall resume making any and all required payments in respect of its Subsidiary Guarantee, including any missed payments.

                  (b) Upon the happening of any event (other than a Subsidiary Guarantor Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Specified Guarantor Senior Indebtedness (a "Subsidiary Guarantor Non-payment Default"), and receipt by the applicable Subsidiary Guarantor and the Trustee of written notice thereof from one or more of the holders of such Specified Guarantor Senior Indebtedness or their representative (a "Subsidiary Guarantor Payment Notice"), then, unless and until such Subsidiary Guarantor Non-payment Default shall have been cured or waived in writing or shall have ceased to exist or such Specified Guarantor Senior Indebtedness is paid in full or otherwise discharged or the holders (or a representative of the holders) of such Specified Guarantor Senior Indebtedness give their written approval, no payment or distribution shall be made by such Subsidiary Guarantor in respect of its Subsidiary Guarantee (other than Permitted Guarantor Junior Securities); provided, however, that these provisions will not prevent the making of any payment for more than 179 days after a Subsidiary Guarantor Payment Notice shall have been given after which such Subsidiary Guarantor will resume (unless otherwise prohibited pursuant to the immediately preceding paragraph or Section 13.10 hereof) making any and all required payments in respect of its Subsidiary Guarantee, including any missed payments. Notwithstanding the foregoing, not more than one Subsidiary Guarantor Payment Notice shall be given with respect to any Subsidiary Guarantee within a period of 360 consecutive days. No Subsidiary Guarantor Non-payment Default that existed or was continuing on the date of delivery of any Subsidiary Guarantor Payment Notice with respect to the Specified Guarantor Senior Indebtedness initiating such Subsidiary Guarantor Payment Notice will be, or can be, made the basis for the commencement of a subsequent Subsidiary Guarantor Payment Notice with respect to such Subsidiary Guarantee.

                  (c) In the event that, notwithstanding the foregoing, a Subsidiary Guarantor shall make any payment in respect of its Subsidiary Guarantee to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 13.9, then and in such event such payment shall be paid over and delivered forthwith to the Company. In the event that a Subsidiary Guarantor shall make any payment in respect of its Subsidiary Guarantee to the Trustee and the Trustee shall receive written notice of a Subsidiary Guarantor Payment Default or a Subsidiary Guarantor Nonpayment Default from one or more of the holders of Specified Guarantor Senior Indebtedness (or their representative) prior to making any payment to Holders in respect of the Subsidiary

Guarantee and prior to 11:00 a.m. Eastern Time on the date which is two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose, such payments shall be paid over by the Trustee and delivered forthwith to the Company. Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any default under any of its Guarantor Senior Indebtedness or under any agreement pursuant to which its Guarantor Senior Indebtedness may have been issued.

         Section 13.10 Subsidiary Guarantees Subordinated to Prior Payment of
                       All Guarantor Senior Indebtedness upon Dissolution, etc.

         Upon any distribution of Properties of any Subsidiary Guarantor or payment on behalf of a Subsidiary Guarantor in the event of any Insolvency or Liquidation Proceeding with respect to such Subsidiary Guarantor:

                  (a) the holders of such Subsidiary Guarantor's Guarantor Senior Indebtedness shall be entitled to receive payment in full of such Guarantor Senior Indebtedness, or provision must be made for such payment, before the Holders are entitled to receive any direct or indirect payment or distribution of any kind or character, whether in cash, property or securities (other than Permitted Guarantor Junior Securities), on account of any payment in respect of such Subsidiary Guarantor's Subsidiary Guarantee;

                  (b) any direct or indirect payment or distribution of Properties of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Guarantor Junior Securities), by set-off or otherwise, to which the Holders or the Trustee, on behalf of the Holders, would be entitled except for the provisions of this Article XIII, shall be paid by the Subsidiary Guarantor or by any liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Guarantor Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Guarantor Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Guarantor Indebtedness held or represented by each, to the extent necessary to make payment in full of all such Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing provisions of this Section 13.10, any direct or indirect payment or distribution of Properties of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Guarantor Junior Securities), shall be received by the Trustee or the Holders before all such Guarantor Senior Indebtedness is paid in full or otherwise discharged, such Properties shall be received and held in trust for and shall be paid over to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Subsidiary Guarantor, for application to the payment of such Guarantor Senior Indebtedness until all such Guarantor Senior Indebtedness shall have been paid or provided for in full, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness.

         The Company or a Subsidiary Guarantor shall give prompt written notice to the Trustee of the occurrence of any Insolvency or Liquidation Proceeding with respect to such Subsidiary Guarantor.

         Section 13.11 Holders to be Subrogated to Rights of Holders of
                       Guarantor Senior Indebtedness.

         After the payment in full of all Guarantor Senior Indebtedness of a Subsidiary Guarantor, the Holders shall be subrogated (equally and ratably with the holders of all other Indebtedness of such Subsidiary Guarantor which by its express terms is subordinated to such Guarantor Senior Indebtedness to substantially the same extent as such Subsidiary Guarantee is so subordinated and which is entitled to like rights of subrogation as a result of payments made to the holders of such Guarantor Senior Indebtedness) to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property and securities of such Subsidiary Guarantor applicable to such Guarantor Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of such Guarantor Senior Indebtedness by or on behalf of such Subsidiary Guarantor or by or on behalf of the Holders by virtue of this Article XIII which otherwise would have been made to the Holders shall, as between such Subsidiary Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by such Subsidiary Guarantor to or on account of such Guarantor Senior Indebtedness, it being understood that the subordination provisions of this Article XIII are, and are intended solely for, the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Indebtedness, on the other hand.

         Section 13.12 Obligations of Subsidiary Guarantors Unconditional.

         Nothing contained in this Article XIII or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Subsidiary Guarantors and the Holders, the obligation of the Subsidiary Guarantors under the Subsidiary Guarantees, or is intended to or shall affect the relative rights of the Holders and creditors of the Subsidiary Guarantors, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article XIII of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Subsidiary Guarantor received upon the exercise of any such remedy. Upon any distribution of Properties of a Subsidiary Guarantor referred to in this Article XIII, the Trustee, subject to the provisions of Section 6.2 hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of a trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, or agent or other Person making any distribution to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the related Guarantor Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XIII.

         Section 13.13 Trustee Entitled to Assume Payments Not Prohibited in
                       Absence of Notice.

         The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee, unless it shall have received at its Corporate Trust Office written notice thereof from a Subsidiary Guarantor or from one or more holders of Guarantor Senior Indebtedness or Specified Guarantor Senior Indebtedness, in the case of a Subsidiary Guarantor Non-payment Default, or from any representative thereof; and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Indebtedness or Specified Guarantor Senior Indebtedness, in the case of a Subsidiary Guarantor Non-payment Default (or a representative on behalf of such holder), to establish that such notice has been given by a holder of Guarantor Senior Indebtedness or Specified Guarantor Senior Indebtedness, in the case of a Subsidiary Guarantor Non-payment Default, or a representative on behalf of any such holder or holders.

         Section 13.14 Application by Trustee of Money Deposited with it.

         Except as provided in Article XIV, any deposit of money by a Subsidiary Guarantor with the Trustee or any Paying Agent (whether or not in trust) for any payment in respect of the related Subsidiary Guarantee shall be subject to the provisions of Sections 13.8, 13.9, 13.10 and 13.11 hereof except that, if prior to 11:00 a.m. Eastern time on the date which is two Business Days prior to the date on which by the terms of this Indenture any such money may become payable for any purpose, the Trustee or, in the case of any such deposit of money with a Paying Agent, the Paying Agent shall not have received with respect to such money the notice provided for in Section 13.13 hereof, then the Trustee or such Paying Agent, as the case may be, shall have full power and authority to receive such money and to apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after 11:00 a.m., Eastern time, two Business Days prior to such payment date. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article XIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness but shall have only such obligations to such holders as are expressly set forth in this Article XIII.

         Section 13.15 Subordination Rights Not Impaired by Acts or Omissions of
                       Subsidiary Guarantors or Holders of Guarantor Senior Indebtedness.

         No right of any present or future holders of any Guarantor Senior Indebtedness of a Subsidiary Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Subsidiary Guarantor or by any act or failure to act by any such holder, or by any noncompliance by such Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the preceding paragraph of this Section, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination or other benefits provided in this Article, or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew, exchange, amend, increase or alter, Guarantor Senior Indebtedness or the term of any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or any liability of any obligor thereon (unless such change, extension or alteration results in such Indebtedness no longer being Guarantor Senior Indebtedness as defined in this Indenture); (2) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (3) settle or compromise any Guarantor Senior Indebtedness or any liability of any obligor thereon or release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

         Section 13.16 Holders Authorize Trustee to Effectuate Subordination of
                       Subsidiary Guarantees.

         Each Holder, by his acceptance thereof, authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XIII and appoints the Trustee as his attorney-in-fact for such purpose, including, in the event of any Insolvency or Liquidation Proceeding with respect to any Subsidiary Guarantor, the immediate filing of a claim for the unpaid balance of his Securities pursuant to the related Subsidiary Guarantee in the form required in said proceedings and the causing of said claim to be approved.

         Section 13.17 Right of Trustee to Hold Guarantor Senior Indebtedness.

         The Trustee shall be entitled to all of the rights set forth in this
Article XIII in respect of any Guarantor Senior Indebtedness at any time held by it to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

         Section 13.18 Article XIII Not to Prevent Events of Default.

         The failure to make a payment on account of the Subsidiary Guarantees by reason of any provision in this Article XIII shall not be construed as preventing the occurrence of an Event of Default under this Indenture.

         Section 13.19 Payment.

         For purposes of this Article XIII, a payment with respect to any Subsidiary Guarantee or with respect to principal of or interest on the Security or any Subsidiary Guarantee shall include, without limitation, payment of principal of and interest on any Security, any depositing of funds under Article IV hereof, any payment on account of any repurchase or redemption of any Security and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Security.

         Section 13.20 Payment Permitted If No Default.

         Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent any Subsidiary Guarantor, at any time except during the pendency of any Insolvency or Liquidation Proceeding referred to in
Section 13.10 hereof or under the conditions described in Section 13.9 hereof, from making payments at any time on its Subsidiary Guarantee.

                                   ARTICLE XIV

                           SUBORDINATION OF SECURITIES

         Section 14.1 Securities Subordinate to Senior Indebtedness.

         The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Senior Indebtedness, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities and the payment of the principal of (and premium, if any, on) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full of all Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of (and premium, if any, on) and interest on the Securities in all respects shall rank equally with, or prior to, all existing and future unsecured indebtedness (including, without limitation, Indebtedness) of the Company that is subordinated to Senior Indebtedness.

         This Article XIV shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

         Section 14.2 Payment over of Proceeds upon Dissolution, etc.

         Upon any distribution of Properties of the Company or payment on behalf of the Company with respect to the Securities in the event of any Insolvency or Liquidation Proceeding with respect to the Company:

                  (a) the holders of Senior Indebtedness shall be entitled to receive payment in full of such Senior Indebtedness, or provision must be made for such payment, before the Holders of the Securities are entitled to receive any direct or indirect payment or distribution of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities) on account of principal of (or premium, if any, on) or interest on the Securities or on account of the purchase or redemption or other acquisition of Securities (including pursuant to a Change of Control Offer or a Net Proceeds Offer); and

                  (b) any direct or indirect payment or distribution of Properties of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee, on behalf of the Holders, would be entitled but for the provisions of this Article shall be paid by the Company or by any liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of Properties of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, in respect of principal of (and premium, if any, on) or interest on the Securities before all Senior Indebtedness is paid or provided for in full, then and in such event such payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) shall be received and held in trust for and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all its Properties on a consolidated basis to another Person or group of Affiliated Persons pursuant to, and in compliance with, the terms and conditions set forth in Article VIII hereof shall not be deemed an Insolvency or Liquidation Proceeding (requiring the repayment of all Senior Indebtedness in full as a prerequisite to any payments being made to the Holders) for the purposes of this Section.

         Section 14.3 Suspension of Payment When Senior Indebtedness in Default.

                  (a) Upon (1) the occurrence of a Payment Event of Default and
(2) receipt by the Trustee of written notice of such occurrence, then no payment or distribution of any Properties of the Company of any kind or character (other than Permitted Junior Securities) shall be made by the Company on account of principal of (or premium, if any, on) or interest on the Securities or on account of the purchase or redemption or other acquisition of Securities unless and until such Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Specified Senior Indebtedness shall have been paid in full or otherwise discharged, after which (unless otherwise prohibited by Section 14.2 hereof) the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

                  (b) Upon (1) the occurrence of a Non-payment Event of Default and (2) receipt by the Trustee and the Company of written notice of such occurrence from one or more of the holders of Specified Senior Indebtedness (or their representative), then no payment or distribution of any Properties of the Company of any kind or character (other than Permitted Junior Securities) shall be made by the Company on account of any principal of (or premium, if any, on) or interest on the Securities or on account of the purchase or redemption or other acquisition of Securities for the period specified below (the "Payment Blockage Period"). The Payment Blockage Period will commence upon the earlier of the dates of receipt by the Trustee or the Company of such notice (the "Payment Blockage Notice") from one or more of the holders of Specified Senior Indebtedness (or their representative) and shall end on the earliest of (i) 179 days thereafter, (ii) the date, as set forth in a written notice from the holders of the Specified Senior Indebtedness (or their representative) to the Company or the Trustee, on which such Non-payment Event of Default is cured, waived in writing or ceases to exist or such Specified Senior Indebtedness is discharged or (iii) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from one or more of the holders (or their representative) initiating such Payment Blockage Period, after which the Company will resume (unless otherwise prohibited pursuant to the immediately preceding paragraph or Section 14.2 hereof) making any and all required payments in respect of the Securities, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of 360 consecutive days. No Non-payment Event of Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or can be, made the basis for the commencement of a subsequent Payment Blockage Period.

                  (c) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 14.3, then and in such event such payment shall be paid over and delivered forthwith to the Company. In the event that the Company shall make any payment in respect of the Securities to the Trustee and the Trustee shall receive written notice of a Payment Event of Default or a Non-payment Event of Default from one or more of the holders of Specified Senior Indebtedness (or their representative) prior to making any payment to Holders in respect of the Securities and prior to 11:00 a.m. Eastern time on the date which is two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose, such payments shall be paid over by the Trustee and delivered forthwith to the Company.

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         Section 14.4 Payment Permitted If No Default.

         Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any Insolvency or Liquidation Proceeding referred to in Section 14.2 hereof or under the conditions described in Section 14.3 hereof, from making payments at any time of principal of (and premium, if any, on) or interest on the Securities.

         Section 14.5 Subrogation to Rights of Holders of Senior Indebtedness.

         After the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness to substantially the same extent as the Securities are so subordinated and which is entitled to like rights of subrogation as a result of the payments made to the holders of Senior Indebtedness) to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to Senior Indebtedness until all amounts owing on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article which otherwise would have been made to the Holders shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

         Section 14.6 Provisions Solely to Define Relative Rights.

         The provisions of this Article are, and are intended solely, for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any, on) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness.

         Section 14.7 Trustee to Effectuate Subordination.

         Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee as his attorney-in-fact for any and all such purposes, including, in the event of any Insolvency or Liquidation Proceeding with respect to the Company, the immediate filing of a claim for the unpaid balance of his Securities pursuant to this Indenture in the form required in said proceedings and the causing of said claim to be approved.

         Section 14.8 No Waiver of Subordination Provision.

                  (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

                  (b) Without in any way limiting the generality of paragraph
(a) of this Section, the holders of any Senior Indebtedness, in accordance with the terms of the instrument or agreement evidencing their Senior Indebtedness, may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination or other benefits provided in this Article, or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew, exchange, amend, increase or alter, Senior Indebtedness or the terms of any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or any liability of any obligor thereon (unless such change, extension, amendment, increase or other alteration results in such Indebtedness no longer being Senior Indebtedness as defined in this Indenture); (2) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) settle or compromise any Senior Indebtedness or any liability of any obligor thereon or release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

                  Section 14.9 Notice to Trustee.

                  (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or one or more of the holders of Senior Indebtedness (or their representative), with respect to a Payment Default, or one or more of the holders of Specified Senior Indebtedness (or their representative), with respect to a Non-payment Event of Default, or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section prior to 11:00 a.m. Eastern time on the date which is two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any, on) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it on or after 11:00 a.m. Eastern time two Business Days prior to such payment date.

                  (b) Subject to TIA Sections 315(a) through 315(d), the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         Section 14.10 Reliance on Judicial Order or Certificate of Liquidating
                       Agent Bank.

         Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to TIA Sections 315(a) through 315(d), and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Insolvency or Liquidation Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         Section 14.11 Rights of Trustee as a Holder of Senior Indebtedness;
                       Preservation of Trustee's Rights.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness, which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.6 hereof.

         Section 14.12 Article Applicable to Paying Agents.

         In case at any time a Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 14.11 hereof shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         Section 14.13 No Suspension of Remedies.

         Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article V hereof or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article V hereof.

         Section 14.14 Trust Money Not Subordinated.

         Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under
Article XII hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article XII hereof and not in violation of Section 14.2 or 14.3 hereof for the payment of principal of (and premium, if any, on) and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article XIV, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

                                   ARTICLE XV

                                  MISCELLANEOUS

         Section 15.1 Compliance Certificates and Opinions.

         Upon any application or request by the Company or any Subsidiary Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Indenture. Each such certificate and each such opinion shall be in the form of an Officers' Certificate or an Opinion of Counsel, as applicable, and shall comply with the requirements of this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         The certificates and opinions provided pursuant to this Section 15.1 and the statements required by this Section 15.1 shall comply in all respects with TIA Sections 314(c) and (e).

         Section 15.2 Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon an officers' certificate, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 15.3 Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

                  (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date, provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, including, without limitation, any Series B Security exchanged for a Series A Security, in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         Section 15.4 Notices, etc. to Trustee, Company and Subsidiary
Guarantors.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to or filed with,

                  (1) the Trustee by any Holder, the Company, any Subsidiary Guarantor or any holder of Senior Indebtedness or Guarantor Senior Indebtedness shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Trustee at its Corporate Trust Office; or

                  (2) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Company or such Subsidiary Guarantor, as applicable, addressed to it at the Company's principal office located at 1021 Main Street, Suite 2100, Houston, Texas 77002, or at any other address otherwise furnished in writing to the Trustee by the Company.

         Section 15.5 Notice to Holders; Waiver.

         Where this Indenture provides for notice of any event to Holders by the Company, the Trustee or any Paying Agent, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing (in the English language) and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

         Section 15.6 Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 15.7 Successors and Assigns.

         All covenants and agreements in this Indenture by the Company and the Subsidiary Guarantors, if any, shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 15.8 Separability Clause.

         In case any provision in this Indenture or in the Securities or the Subsidiary Guarantees, if any, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         Section 15.9 Benefits of Indenture.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder, the Holders and, to the extent set forth in Section 13.4 hereof, creditors of any Subsidiary Guarantor, the holders of Senior Indebtedness and the holders of Guarantor Senior Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 15.10 Governing Law; Trust Indenture Act Controls.

                  (a) THIS INDENTURE, THE SUBSIDIARY GUARANTEES, IF ANY, AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE COMPANY AND EACH SUBSIDIARY GUARANTOR, IF ANY, IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE SUBSIDIARY GUARANTEES, IF ANY, AND THE COMPANY AND EACH SUBSIDIARY GUARANTOR, IF ANY, IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED BY ANY SUCH COURT.

                  (b) Effective upon and subject to the qualification of this Indenture pursuant to the provisions of the Trust Indenture Act, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act section, such imposed duties or incorporated provision shall control.

         Section 15.11 Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities or any Subsidiary Guarantee) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity; provided, however, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

         Section 15.12 No Recourse Against Others.

         A director, officer, employee, stockholder, incorporator or Affiliate, as such, past, present or future, of the Company or any Subsidiary Guarantor shall not have any personal liability under the Securities or this Indenture by reason of his or its status as a director, officer, employee, stockholder, incorporator or Affiliate or any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting any of the Securities, waives and releases all such liability to the extent permitted by applicable law.

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         Section 15.13 Duplicate Originals.

         The parties may sign any number of copies or counterparts of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 15.14 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                      ISSUER:

                                      NUEVO ENERGY COMPANY


                                      By:   /s/ ROBERT M. KING
                                         --------------------------------------
                                         Name:  Robert M. King
                                         Title: Senior Vice President and
                                                Chief Financial Officer

                                      TRUSTEE:

                                      STATE STREET BANK AND TRUST
                                      COMPANY


                                      By:   /s/ CHI C. MA
                                         --------------------------------------
                                         Name:  Chi C. Ma
                                         Title: Vice President

                                                                       EXHIBIT A


                      FORM OF LEGEND FOR GLOBAL SECURITIES

         Any Global Security authenticated and delivered hereunder shall bear a legend in addition to the Private Placement Legend, if required by Section 3.12 hereof, in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OF ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT B

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

         Re: 9 1/2% Senior Subordinated Notes due 2008, Series A, and 9 1/2% Senior Subordinated Notes due 2008, Series B
                  (the "Securities"), of Nuevo Energy Company

         This Certificate relates to $_________ principal amount of Securities held in the form of *[ ] a beneficial interest in a Global Security or *[ ] Physical Securities by _________________ (the "Transferor").

         The Transferor:*

         [ ] has requested by written order that the Security Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depository a Physical Security or Physical Securities in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

         [ ] has requested that the Security Registrar by written order exchange or register the transfer of a Physical Security or Physical Securities.

            In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 3.5 of such Indenture, and that the transfer of these Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because *:

         [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of subparagraph (a)(1) or (c)(1) of Section
3.5 of the Indenture).

         [ ] Such Security is being transferred to a person whom the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

         [ ] Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act).

         [ ] Such Security is being transferred in reliance on Regulation S under the Act.

         [ ] Such Security is being transferred in reliance on Rule 144 under the Act.

         [ ] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."



                                       ----------------------------------------
                                       [INSERT NAME OF TRANSFEROR]


                                       By:
                                          -------------------------------------
                                                [Authorized Signatory]

Date:
     ------------------------------------
         *Check applicable box.

                                                                       EXHIBIT C

                            Form of Certificate to Be
                          Delivered in Connection with
                 Transfers to Institutional Accredited Investors

                                                          ---------------, -----

State Street Bank and
   Trust Company, Trustee
2 Avenue de Lafayette
Boston, MA  02111-1724

     Re: Nuevo Energy Company Indenture (the "Indenture") relating to 9 1/2% Senior Subordinated Notes due 2008, Series A, or 9 1/2% Senior Subordinated Notes due 2008, Series B

Ladies and Gentlemen:

         In connection with our proposed purchase of 9 1/2% Senior Subordinated Notes due 2008, Series A, or 9 1/2% Series Notes due 2008, Series B (the "Securities"), of Nuevo Energy Company (the "Company"), we confirm that:

         1. We have received such information as we deem necessary in order to make our investment decision.

         2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

         4. We understand that, on any proposed resale of Securities, we will be required to furnish to you and the Company, such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

         5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be, for an indefinite period.

         6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

         You and the Company and yours and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                           Very truly yours,

                                           [Name of Transferee]


                                           By:
                                              ---------------------------------
                                                 [Authorized Signatory]

                                                                       EXHIBIT D

                            Form of Certificate to Be
                             Delivered in Connection
                           with Regulation S Transfers

                                                          ---------------, -----


State Street Bank and
   Trust Company, Trustee
2 Avenue de Lafayette
Boston, MA  02111-1724

    Re: Nuevo Energy Company ("the Company") 9 1/2% Senior Subordinated Notes due 2008, Series A, and 9 1/2% Senior Subordinated Notes due 2008, Series B (the "Securities")

Ladies and Gentlemen:

         In connection with our proposed sale of $______________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knew that the transaction had been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

         You and the Company and yours and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]


                                       By:
                                          -------------------------------------
                                               [Authorized Signatory]

                                                                       EXHIBIT E


================================================================================


                              NUEVO ENERGY COMPANY

                                       and

                           the Guarantors named herein


                    ----------------------------------------


                              SERIES A AND SERIES B

                    9 1/2% SENIOR SUBORDINATED NOTES DUE 2008

                    ----------------------------------------


                               -------------------


                         FORM OF SUPPLEMENTAL INDENTURE
                      AND AMENDMENT -- SUBSIDIARY GUARANTEE


                         DATED AS OF ________ ___, ____

                               -------------------





                       STATE STREET BANK AND TRUST COMPANY

                                     Trustee

                               -------------------



================================================================================

         This SUPPLEMENTAL INDENTURE, dated as of __________ ___, ____, is among Nuevo Energy Company, a Delaware corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Subsidiary Guarantors") and State Street Bank and Trust Company, as Trustee.

                                    RECITALS

         WHEREAS, the Company and the Trustee entered into an Indenture, dated as of August 20, 1999 (the "Indenture"), pursuant to which the Company has originally issued $______________ in principal amount of 9 1/2% Senior Subordinated Notes due 2008 (the "Securities"); and

         WHEREAS, Section 9.1(g) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture in order to execute and deliver a guarantee (a "Subsidiary Guarantee") to comply with Section 10.13 or
13.2 thereof without the consent of the Holders of the Securities; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities as follows:

                                    ARTICLE 1

         SECTION 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         SECTION 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

                                    ARTICLE 2

         From this date, in accordance with Section 10.13 or 13.2, as applicable, and by executing this Supplemental Indenture and the accompanying notation of Subsidiary Guarantee, the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article XIII thereunder.

                                    ARTICLE 3

         SECTION 3.01. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         SECTION 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         SECTION 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

         SECTION 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.


                          [NEXT PAGE IS SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                                       NUEVO ENERGY COMPANY


                                       By
                                          -------------------------------------
                                          Name:
                                          Title:

                                       SUBSIDIARY GUARANTORS

                                       [                             ]
                                        -----------------------------


                                       By
                                          -------------------------------------
                                          Name:
                                          Title:

                                       STATE STREET BANK AND TRUST
                                       COMPANY, as Trustee


                                       By
                                          -------------------------------------
                                          Name:
                                          Title: